                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of June 11, 1997, among Cybernet Internet Services International, Inc., a Delaware corporation ("Cyber U.S."); and Cybermind Interactive Europe AG, a German corporation, and Rudolf Strobl, Roland Manger, Thomas Schulz, Andreas Eder and Holger Timm, all residents of Germany, being the holders of all the issued and outstanding capital stock of Cybernet Internet-Dienstleistungen AG, a German stock corporation ("Cybernet") (individually, a "Stockholder" and collectively, the "Stockholder").

                                  BACKGROUND:

     All of the issued and outstanding capital stock of Cybernet, consisting of 640,000 shares of voting common stock, par value 5.00DM (the "Cybernet Stock") is owned by the Stockholders.

     The Stockholders have agreed to sell to Cyber U.S. and Cyber U.S. has agreed to purchase from the Stockholders the Cybernet Stock on the terms and conditions set forth in this Agreement.

     In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                              STATEMENT OF TERMS:

                                   SECTION 1
                           PURCHASE AND SALE OF STOCK

     1.1 PURCHASE AND SALE OF STOCK. Stockholders will sell to Cyber U.S. and Cyber U.S. will purchase from Stockholders all of the Stockholders' right, title and interest in the Cybernet Stock.

     1.2  CONSIDERATION: STOCK EXCHANGE. At the Closing (as defined in Section
2.1 below), upon surrender of the certificates evidencing 640,000 shares of the Cybernet Stock duly endorsed for transfer to Cyber U.S., Cyber U.S. will cause 5,160,000 shares of the common voting stock, par value $0.001 of Cyber U.S. ("Cyber Common"), 1,200,000 shares of the redeemable, convertible preferred non-voting stock, Series A of Cyber U.S. having substantially the rights and preferences set forth on Exhibit "A" to this Agreement ("Cyber A Preferred") and 5,160,000 shares of the redeemable, convertible preferred voting stock, Series B of Cyber U.S. having substantially the rights and preferences set forth in Exhibit "B" to this Agreement ("Cyber B Preferred") (collectively, the "Cyber U.S. Stock") (the "Consideration") to be issued to the Stockholders pursuant to Section 1.5 of this Agreement. As a result of the sale of the Cybernet Stock and the payment of the Consideration, Cybernet will be a wholly-owned subsidiary of Cyber U.S.

     1.3 ISSUANCE OF CYBER U.S. STOCK TO STOCKHOLDERS. At the Closing, the Pooling Trustee (as defined in Section 2.3(e) below) will receive stock certificates for each Stockholder in the name of the Pooling Trustee for the number of shares of Cyber Common Cyber A Preferred and Cyber B Preferred respectively shown next to the name such Stockholder at the end of this Agreement, being an exchange of 18 shares of Cyber U.S. Stock for each share of Cybernet Stock being sold by each Stockholder and an aggregate of 11,520,000 shares of Cyber U.S. Stock.

     1.4 NO FURTHER OWNERSHIP RIGHTS IN CYBER U.S. STOCK. The issuance of the 11,520,000 shares of Cyber U.S. Stock to be delivered to the Pooling Trustee at Closing will be deemed to have been given in full satisfaction of all rights pertaining to the Cybernet Stock and in full payment of the Consideration.

     1.5 FINANCING. As a part of and subject to the Closing, Cyber U.S. agrees to provide, on or before July 30, 1997, financing to Cybernet in the amount of $6,750,000 net of all costs, expenses, fees and commissions related to such financing through the issuance of up to 1,500,000 exchangeable preferred shares Series C of Cyber U.S. (the "Financing") which shares shall have substantially the right and powers set forth on Exhibit "C" to this Agreement, subject to such modifications as may be required to comply with applicable securities laws and to give effect to the Financing and the transactions among the parties as mutually desired under Generally Accepted Accounting Principles and applicable tax laws.

                                   SECTION 2
                          CLOSING; CLOSING CONDITIONS

     2.1 CLOSING. The parties to this Agreement will hold a closing (the "Closing") for the purpose of consummating the transactions contemplated by this Agreement at 10:00 am on July 30, 1997 or such other date and time mutually agreed upon by the parties. The Closing will be held at the offices of Rinderknecht, Glaus and Stadelhofer, Beethovenstrasse 7, Zurich Switzerland. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, the parties will execute and exchange the following documents, items, certificates and instruments described in this
Section 2.

     2.2 CONDITIONS TO CLOSING OF CYBER U.S. Cyber U.S.'s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below and/or the delivery of all of the documents, items, certificates and instruments described below, all of which documents, items, certificates and instruments must be in form and substance satisfactory to Cyber U.S., unless such condition is waived by Cyber U.S. at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.

     (a) Transaction Documents. The Stockholders will have executed this Agreement and delivered all of the issued and outstanding shares of Cyber Stock as provided in Section 1.2 above.

     (b) Representations and Warranties. The representations and warranties of the Stockholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date. The Stockholder will have given such representations and warranties as Cybernet U.S. or its counsel may reasonably require to assure compliance with applicable securities laws, including without limitation Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

     (c) No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would
(1) prevent consummation of any of the transactions contemplated by this Agreement; (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (3) adversely affect the right of Cybernet to own, operate or control the business or assets of Cybernet.

     (d) Consents. Cybernet will have received duly executed copies of all third-party consents and approvals contemplated by this Agreement.

     (e) Shareholder Approval. The merger of New Century Technology, Inc. (also known as "Cybernet Internet Services International, Inc."), a Utah corporation ("Cyber Utah"), and the acquisition of all of the issued and outstanding shares of Cybernet by Cyber U.S. as provided in this Agreement will have been approved by the shareholders of Cyber Utah and Cyber U.S. and such merger shall have become effective.

     (f) Pooling Trust Agreement. The Stockholders will have executed a pooling trust agreement (the "Pooling Trust Agreement"), substantially acceptable to Cyber U.S., with Dr. Hubert Besner, Rechtsanwalt (the "Pooling Trustee") providing that the Cyber U.S. shares making up the Consideration and any Cyber U.S. Stock issued in connection therewith shall be held by the Pooling Trustee and not sold, except to another Stockholder, until released by the Pooling Trustee, that twenty-five percent (25%) of such Cyber U.S. shares shall be released on January 1, 1999, that an additional 25% of such shares shall be released on January 1, 2000, that the remainder of such shares shall be released on January 1, 2001 and that the Stockholders shall have a right pari passu of first refusal to purchase any of the shares held by the Pooling Trustee that a Stockholder desires to sell.

     (g) No Material Adverse Change. Since December 31, 1996, no "Cybernet Material Adverse Effect" (as defined in Section 3.1 below) will have occurred.

     (h) OPINION OF COUNSEL. The Stockholders will furnish Cyber U.S. with an opinion, dated the Closing Date, of counsel satisfactory to Cyber U.S. in form and substance satisfactory to Cyber U.S. and its counsel.

     (i) FINANCING CLOSING. The Financing shall close simultaneously with and as a part of the Closing.

     (j) DUE DILIGENCE REVIEW. Cyber U.S. will be satisfied in all respects with its due diligence investigation of Cybernet.

     2.3 CONDITIONS TO CLOSING OF THE STOCKHOLDERS. The Stockholders' obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below and/or the delivery of all of the documents, items, certificates and instruments described below, all of which documents, items, certificates and instruments must be in form and substance satisfactory to the Stockholders, unless such condition is waived by the Stockholders at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.

     (a) TRANSACTION DOCUMENTS. Cyber U.S. will have executed this Agreement and delivered the shares of Cyber U.S. Stock as provided in Section 1.3 above.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cyber U.S. set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

     (c) NO ACTION. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement; (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (3) adversely affect the right of Cyber U.S. to own, operate or control the business or assets of Cyber U.S.

     (d) FINANCING CLOSING. The Financing shall close simultaneously with and as a part of the Closing.

     (e) POOLING TRUST AGREEMENT. All of the Stockholders will have executed the Pooling Trust Agreement with the Pooling Trustee providing that the Cyber U.S. shares making up the Consideration shall be held by the Pooling Trustee and not sold, except to another Stockholder, until released by the Pooling Trustee, that twenty-five percent (25%) of such Cyber U.S. shares shall be released on January 1, 1999, that an additional 25% of such shares shall be released on January 1, 2000, that the remainder of such shares shall be released on January 1, 2001 and that the Stockholders shall have a right pari passu of first refusal to purchase any of the shares held by the Pooling Trustee that a Stockholder desires to sell.

     (f) OPINION OF COUNSEL. Cyber U.S. will furnish the Stockholders with an opinion, dated the Closing Date, of its counsel, in form and substance satisfactory to the Stockholders and their counsel.

     (g) COPIES OF RESOLUTIONS: SHAREHOLDERS APPROVAL. Cyber U.S. will have furnished the Stockholders with certified copies of resolutions duly adopted by the Board of Directors of Cyber U.S. approving the execution and delivery of this Agreement and the other documents to be executed and delivered in connection with this Agreement and consummation of the transactions contemplated hereby and thereby. The merger of Cyber Utah and the acquisition of all of the issued and outstanding shares of Cybernet by Cyber U.S. as provided in this Agreement will have been approved by the shareholders of Cyber Utah and Cyber U.S. and such merger shall have become effective.

     (h) DUE DILIGENCE REVIEW. The Stockholders will be satisfied in all respects with its due diligence investigation of Cyber U.S.

2.4 DIRECTORS AND OFFICERS.

     (a) DIRECTORS AND OFFICERS OF CYBER U.S. Effective immediately after the Closing, any persons other than those listed below who are directors or officers of Cyber U.S. on the Closing will immediately elect or confirm the election of the following individuals as directors of Cyber U.S. (the "New Directors") and resign:

                                  Andreas Eder
                                  Holger Timm
                                  One person to be named by Cybernet
                                        prior to the Closing
                                  Two persons named by Cyber U.S.
                                        prior to the Closing

Immediately thereafter, the New Directors will appoint or confirm the appointment of the following individuals as officers of Cyber U.S.:


                     Andreas Eder, Chairman, President and
                            Chief Executive Officer
                  One person each named by Cyber U.S. as Vice
                       President and Secretary/Treasurer

The Stockholders and Cyber U.S. agree that Cybernet may name a new director and Chairman/CEO of Cyber U.S. as soon as is permissible.

          (b) Aufsichtsrat and Vorstand of Cybernet. Following the Closing, Holger Timm (as Vorsitzender), Hubert Bosner and Wolfgang Hermanni shall remain the members of the Aufsichtsrat of Cybernet; provided that prior to the Closing, Cyber U.S. may designate one person to serve as a member of the Aufsichtsrat. Following the Closing, Andreas Eder (as Vorzitzender), Thomas Schulz and Rudolf Strobl shall remain members of the Vorstand of Cybernet; provided that the Aufsichtsrat may change the members thereof and it is understood that a new nominee may join the Vorstand.


                                   SECTION 3
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     The Stockholders, jointly and severally, represent and warrant in the form of a legally independent guarantee that the following is true and correct at the Closing Date to Cyber U.S.:

     3.1 CORPORATE ORGANIZATION AND GOOD STANDING. Cybernet is a German stock corporation ("Aktiengesellschaft") duly organized, validly existing and in good standing under the laws of Germany, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Cybernet is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed or in good standing will not have a Cybernet Material Adverse Effect. Cybernet has no subsidiaries. For purposes of this Agreement, "Cybernet Material Adverse Effect" means any materially adverse change in or effect on the business, operations, properties, assets, liabilities, financial condition, results of operations or prospects of Cybernet or its ability to carry out its obligations under this Agreement, but does not mean any losses, adverse developments or other conditions suffered by Cybernet arising from normal operations or market, political or economic conditions affecting the internet service provider industry as a whole. Cybernet is entered in the commercial register of the County Court of Berlin-Charlottenburg under no. 60318. All facts relating to Cybernet and eligible for registration in the commercial register are actually entered in the commercial register. Its articles of association are those recorded by the notary public Ernst Mittenzwie, February 2, 1996, as his deeds numbered M767 and M769 and by the notary public Dr. Bernhard Murawo, September 13, 1996, as his deed numbered 292; the parties are well familiar with Cybernet's articles of association and dispensed with them being read out when this Agreement was recorded. No shareholders' agreements or any other side agreements to the constitution or organization of Cybernet exist. The business of Cybernet has been carried out at all times in accordance with German law and custom and with the care and diligence of a prudent businessman.

     3.2 DUE EXECUTION: ENFORCEABILITY. This Agreement has been, and all other documents, agreements and instruments to be executed in connection with the consummation of the transactions contemplated by this Agreement (collectively, the "Transaction Documents") will be, duly executed and delivered by the Stockholders and this Agreement is, and the other Transaction Documents when executed and delivered by the Stockholders as contemplated by this Agreement will be, the valid and binding obligation of the Stockholders enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.3 CAPITALIZATION. The entire authorized capital stock and other equity securities of Cybernet consists of 640,000 shares of 5.00DM par value stock (the "Cybernet Shares") all of which shares are issued and outstanding. All of the issued and outstanding Cybernet Shares have been duly authorized, are validly issued, were not issued in violation of any preemptive rights and are fully paid and nonassessable, and have not been repaid or otherwise reduced or agreed to be reduced, are not subject to preemptive rights and were issued in full compliance with all national, federal, state and local laws, rules and regulations. Each Stockholder owns beneficially and of record all of the shares of Cybernet Shares issued to such Stockholder as set forth on the Cybernet share transfer ledger. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Cybernet to issue any additional Cybernet Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Cybernet any Cybernet Shares. There are no agreements purporting to restrict the transfer of the Cybernet Shares, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Cybernet Shares.

     3.4 TITLE TO CYBERNET STOCK. The Cybernet Stock is lawfully owned by the Stockholders in the respective amounts set forth opposite his or its name by its signature below, free of preemptive rights and free and clear of all claims, liens, charges, security interest, encumbrances and other restrictions or limitations of any kind. Each Stockholder has the full power, right, and authority to transfer the Cybernet Stock held by him pursuant to this Agreement.

     3.5  FINANCIAL STATEMENTS. Attached to this Agreement as Disclosure
Schedule 3.5 are true, correct, and complete copies of (i) an audited Cybernet Income Statement for the period ending December 31, 1996, and an unaudited Cybernet Income Statement for the period ending March 31, 1997, and (ii) an audited Cybernet Balance Sheet (including the balance sheet, the profit and loss statement, the notes and the management report if required by law) for the period ending December 31, 1996 (the "Cybernet Reference Balance Sheet") (collectively, the "Cybernet Financial Statements"). The Cybernet Financial Statements (a) are in accordance with the books and records of Cybernet and have been prepared in accordance with the generally accepted accounting and bookkeeping principles under German commercial law observing the principle of balance sheet consistency as well as the principle of lower-of-cost-or-market-value as well as the principle of conservatism and have been certified without qualification by Cybernet's auditor, and (b) present fairly the financial condition of Cybernet as of the respective dates indicated and the results of operations for such periods. Cybernet has not received any advice or notification from its independent certified public accountants that Cybernet has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Cybernet Financial Statements or the books and records of Cybernet, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Cybernet accurately and fairly reflect, in reasonable detail, the transactions, assets, and liabilities of Cybernet. Cybernet has not engaged in any transaction, maintained any bank account, or used any funds of Cybernet, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Cybernet. Cybernet does not have any liabilities or obligations that are not shown on the financial statements although they would have had to be shown in the financial statements or mentioned in the notes thereto under any mandatory provision of German commercial law. The financial statements completely and accurately reflect all potential liabilities of Cybernet, especially under warranties or guarantees issued on behalf of third parties. There is no necessity to provide for any reserves in addition to those shown in the financial statements. The reserves set aside are sufficient and adequate to cover all contingent obligations or liabilities. Cybernet has made sufficient and adequate provisions for all existing pension obligations.

     3.6 ABSENCE OF CERTAIN CHANGES. Since the date of the Cybernet Reference Balance Sheet, except as set forth in Disclosure Schedule 3.6, Cybernet has not suffered any Cybernet Material Adverse Effect. During the period between the date of the Cybernet Reference Balance Sheet and the signing of this Agreement, Cybernet has been managed in accordance with its former business policies and with the care and diligence of a prudent businessman; Cybernet shall continue to be managed in that way up to the Closing Date.

     3.7  FILINGS, CONSENTS AND APPROVALS.   Except for any filings required by
applicable securities laws and as otherwise set forth on Disclosure Schedule 3.7, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or any other person or entity is necessary for the consummation by the Stockholders of the transactions contemplated by this Agreement or to enable Cybernet to continue to conduct its business after the Closing Date in a manner consistent with that in which it is presently conducted.

     3.8  NONCONTRAVENTION.   Neither the execution, delivery and performance
of the Transaction Documents, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof, will:

          (1) Except as set forth in Disclosure Schedule 3.8, conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Cybernet under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cybernet or its properties or assets;

          (2) Violate any provision of the articles of incorporation or bylaws of Cybernet; or

          (3) Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Cybernet or any of its properties or assets.

     3.9  LITIGATION.    There is no claim, charge, arbitration, grievance,
action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the Stockholders' knowledge, threatened against Cybernet or which involves any of the business, or the properties or assets of Cybernet that, if adversely resolved or determined, would have a Cybernet Material Adverse Effect. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Cybernet Material Adverse Effect.

     3.10 MATERIAL CONTRACTS AND TRANSACTIONS. Disclosure Schedule 3.10 contains a list of all material contracts, agreements, licenses, leases for real property or personal property, permit, arrangements, commitments, instruments, understanding or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Cybernet is a party (collectively, the "Cybernet Contracts"). Except as listed on DISCLOSURE
SCHEDULE 3.10, Cybernet is not a party to any written or oral:

          (1) contract for the purchase, sale or lease of any material capital assets, or continuing contracts for the purchase or lease of any material supplies, materials, equipment or services;

          (2) agreement to pay material commissions or sales representative agreements;

          (3) agreement for the employment or consultancy or any person or entity except those routinely entered into with employees and contracts with members of the Vorstand expiring February 15, 1998;

          (4) note, debenture, bond, trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

          (5) agreement, contract, or commitment for any charitable or political contribution;

          (6) agreement, contract, or commitment limiting or restraining Cybernet in its business or any successor thereto from engaging or competing in any manner or in any business or from hiring any employees, nor, to the Stockholders' knowledge, is any employee or independent contractor of Cybernet subject to any such agreement, contract, or commitment;

          (7) material agreement, contract, or commitment not made in the ordinary course of business;

          (8) agreement establishing or providing for any joint venture, partnership, or similar arrangement between Cybernet and any other person or entity; or

          (9) power of attorney or similar authority to act for Cybernet.

Each Cybernet Contract is in full force and effect, and there exists no material breach or violation of or default by Cybernet under any Cybernet Contract nor, to the Stockholders' knowledge, by any other party to a Cybernet Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Cybernet Contract by Cybernet nor, to the Stockholders' knowledge, by any other party to a Cybernet Contract. Except as set forth on Disclosure Schedule 3.10, the continuation, validity, and effectiveness of each Cybernet Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. Except as indicated on Disclosure Schedule 3.10, there exists no actual or, to the Stockholders' knowledge, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Cybernet Contract, which would have a Cybernet Material Adverse Effect. A true, correct and complete copy (and if oral, a description of material terms) of each Cybernet Contract, as amended to date, has been furnished to Cyber U.S.

     3.11 Software. Disclosure Schedule 3.11 contains a list of all computer software (other than word processing, spreadsheet, and database software of a type generally available to the public through retail sales) owned, licensed or used by Cybernet in the conduct of its business (collectively, the "Cybernet Software") and a list of all agreements and contracts giving Cybernet a license or other rights to the Cybernet Software. No use by Cybernet of any Cybernet Software violates and no use by Cybernet of the Cybernet Software as contemplated to provide internet services will violate the terms of any agreement pursuant to which such Cybernet Software is licensed. No claim is pending, or, to the Stockholders' knowledge, threatened, which alleges that the ownership of, rights as licensee to, or other right to use any Cybernet Software is invalid or unenforceable by Cybernet, nor is there any basis known to the Stockholders for any such claim. Except as shown on Disclosure Schedule 3.11, no royalties or fees are payable by Cybernet to anyone for use of the Cybernet Software. A true, correct, and complete copy of each agreement listed on Disclosure Schedule 3.11, as such agreement have been amended to date), has been furnished to Cyber U.S. All such agreements are in full force and effect and, there are no existing material defaults or events of default, real or claimed, or events which with or without notice or lapse of time both would constitute material defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement and all of such agreements will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     3.12 REAL PROPERTY AND REAL PROPERTY LEASES. Cybernet does not own any real property. Disclosure Schedule 3.12 sets forth the name, parties, and date of each lease and sublease of real property that is occupied by Cybernet ("Cybernet Leases"), and the address of each parcel of leased real property and a list of all amendments to such Cybernet Leases. Each Cybernet Lease is in full force and effect and there is no default asserted thereunder by any party thereto and, to the Stockholders' knowledge, there are no unasserted defaults (including any events which with the passage of time or giving of notice or both would constitute a default). True, correct and complete copies of all the Cybernet Leases, as amended to date, have been delivered to Cyber U.S. Cybernet has not been notified that the use and operation of any of the real properties leased by Cybernet does not conform to applicable building, zoning, safety, environmental, and other laws, ordinances, regulations, codes, permits, licenses, and certificates and all restrictions and conditions affecting title, except where the failure to conform would not have an Cybernet Material Adverse Effect.

     3.13 PERSONAL PROPERTY AND PERSONAL PROPERTY LEASES. Except as set forth on Disclosure Schedule 3.13, Cybernet owns or leases the use of, all material equipment, furniture, fixtures and other material tangible personal property and assets necessary for the continued operation of the business of Cybernet as presently conducted and where the absence of such property and assets would have a Cybernet Material Adverse Effect. All of such personal properties are in good operating condition (normal wear and tear excepted), and are reasonably fit for the purposes for which the such personal property is presently used.

     3.14 COMPLIANCE WITH LAW. To the knowledge of the Stockholders, Cybernet holds and is in compliance with all permits, certificates, licenses, approvals, registrations and authorizations necessary for the conduct of its business or the ownership of its properties or assets, except where the failure to hold or comply could not have a Cybernet Material Adverse Effect, and all of such permits, certificates, licenses, approvals, registrations, and authorizations are in full force and effect. To the knowledge of the Stockholders, Cybernet is in compliance with all applicable laws, statutes, ordinances, rules and regulations (including without limitation those relating to environmental protection, occupational safety and health, and equal employment practices) and all orders, judgments and decrees, except where the failure to comply would not have a Cybernet Material Adverse Effect.

     3.15 TAXES. Except as set forth in Disclosure Schedule 3.15, Cybernet has timely filed with the appropriate taxing authorities all returns required to be filed on or prior to the date hereof in respect of all taxes of Cybernet, and has paid all such taxes, including interest, penalties, and additions in connection therewith shown to have become due on such returns or for which a notice of assessment or demand for payment has been received. All such returns have been prepared in accordance with all applicable laws and requirements. Any accruals for such taxes reflected in the Cybernet Reference Balance Sheet are sufficient to satisfy the accrued liability for such taxes as of the date of the Cybernet Reference Balance Sheet. No material tax issues have been raised by the relevant taxing authorities in connection with any of the tax returns referred to above, and no waivers of statutes of limitations or extensions of time within which to file any tax return or with respect to a tax assessment or deficiency have been given or requested with respect to Cybernet. No constructive dividends ("verdeckte Gewinnausschutzungen") have been made by Cybernet to any of its shareholders.

     3.16 LABOR RELATIONS. None of Cybernet's employees is represented by any union or other labor organization in regard to its employment by Cybernet. There is no unfair labor practice charge or other labor related grievance pending or, to the Stockholders' knowledge, threatened against Cybernet that might have a Cybernet Material Adverse Effect. Cybernet has in relation to each of its employees and to each of its former employees complied in all material respects with all its obligations under statute and otherwise concerning the health and safety at work of each of the employees and has not incurred any liability to any employee in respect of any accident or injury which is not fully covered by insurance. Except as set forth on Disclosure Schedule 3.15, all employees of Cybernet are employed under agreements substantially in the form of the example employment agreement provided by Cybernet on May 30, 1997. No employment contracts between Cybernet and the employees of the upper executive level can be terminated or modified by the employees on grounds of this stock purchase agreement having been entered into, nor are there any other reasons jeopardizing the continued existence of these employment contracts. Cybernet is not party to any shop agreements (Betriebsvereinbarungen) or collective bargaining agreements (Tarifvertrag) other than those listed in Disclosure Schedule 3.16.

     3.17 PENSION AND EMPLOYEE BENEFIT PLANS AND COMPENSATION. Cybernet maintains no employee pension benefit plans, welfare benefit plans, bonus, stock purchase, stock ownership, stock option, deferred compensation, material or substantial incentive, severance, termination or other compensation plan or arrangement, and other material employee fringe benefit plans. No salary or other payment due to the Stockholder remains unpaid by Cybernet and the Stockholders have been completely paid for past services rendered to Cybernet, other than current unpaid salary and current business expenses not to exceed 400,000 DM in the aggregate to be paid or reimbursed by Cybernet in the ordinary course of business.

     3.18 OTHER INTELLECTUAL PROPERTY. Cybernet has no registered or unregistered, foreign or United States trademarks, trade names, trade styles, and service marks and copyrights; trade secrets or know-how, except as listed on Disclosure Schedule 3.18. To the best knowledge of the Stockholders, Cybernet owns or has those rights to all the Intellectual Property Rights needed to conduct its business and holds such rights free from any challenges to their use by Cybernet.

     3.19 INSURANCE. Set forth in Disclosure Schedule 3.19 is a list of all insurance policies that relate to Cybernet's business. The coverage under each such policy is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy has been received by Cybernet. The Stockholders have no knowledge of any facts or the occurrence of any event that reasonably might form the basis of any claim against Cybernet relating to its business or operations or any of its assets or properties covered by any of such policy that may materially increase the insurance premiums payable under any such policy.

     3.20 AFFILIATE TRANSACTIONS. Except as disclosed in Disclosure Schedule 3.20, no officer, director, affiliate of Cybernet provides any assets, services or facilities used or held for use in connection with Cybernet's business and Cybernet does not provide or cause to be provided any assets, services or facilities to any such officer, director, or affiliate.

     3.21 STOCKHOLDERS' ASSETS. The Stockholders are not hereby disposing of their entire assets nor of a substantial part thereof (Section 419 German Civil Code, "Burgerliches Gesetzbuch").

     3.22 CORRECTNESS OF REPRESENTATIONS. No representation or warranty of Cybernet in this Agreement or in any exhibit, certificate, or schedule attached to this Agreement or furnished pursuant to this Agreement contains, or at the Closing Date will contain, any untrue statement of fact or omits, or at the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, exhibits, certificates, and schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                                 OF CYBER U.S.

     Cyber U.S. represents and warrants to the Stockholders as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Cyber U.S. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Cyber U.S. has no validly existing subsidiaries.

     4.2 CAPITAL STRUCTURE. The entire authorized capital stock and other equity securities of Cyber U.S. at the Closing Date shall consist of 10,000,000 shares of $0.001 par value preferred stock of which none are issued or outstanding and 40,000,000 shares of $0.001 par value common stock of which no more than 9,546,891 shares will be issued and outstanding following consummation of the merger between Cyber Utah and Cyber U.S. All of the issued and outstanding shares of Cyber U.S. Stock will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. Disclosure

Schedule 4.2 sets forth the percentage holdings of the Stockholders in Cyber U.S. after giving effect to the transactions contemplated by this Agreement.

     4.3 AUTHORITY. Subject to the approval of the shareholders of Cyber Utah and Cyber U.S., (a) Cyber U.S. has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby; (b) the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by Cyber U.S. and the consummation by Cyber U.S. of the transactions contemplated thereby, have been duly authorized by the board of directors of Cyber U.S. and no other corporate proceedings on the part of Cyber U.S. are necessary to authorize such documents or to consummate the transactions contemplated thereby; and (c) this Agreement has been, and all the other Transaction Documents to which it is a party when executed and delivered by Cyber U.S. as contemplated by this Agreement will be, duly executed and delivered by Cyber U.S. and this Agreement is, and the other Transaction Documents when executed and delivered by Cyber U.S. as contemplated hereby will be, the valid and binding obligation of Cyber U.S. enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.4  FINANCIAL STATEMENTS. Attached to this Agreement as Disclosure
Schedule 4.4 are true, correct, and complete copies of audited Cyber Utah Financial Statements for the period ending December 31, 1996 and the years ending August 31, 1996, 1995 and 1994 (collectively, the "Cyber U.S. Financial Statements"). The Cyber U.S. Financial Statements (a) are in accordance with the books and records of Cyber U.S. and (b) present fairly the financial condition of Cyber U.S. as of the respective dates indicated and the results of operations for such periods. Cyber U.S. has not received any advice or notification from its independent certified public accountants that Cyber U.S. has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Cyber U.S. Financial Statements or the books and records of Cyber U.S., any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Cyber U.S. accurately and fairly reflect, in reasonable detail, the transactions, assets, and liabilities of Cyber U.S. Cyber U.S. has not engaged in any transaction, maintained any bank account, or used any funds of Cyber U.S., except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Cyber U.S.

     4.5 NONCONTRAVENTION. Neither the execution, delivery and performance of the Transaction Documents, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof, will:

          (1) Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Cyber U.S. under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cyber U.S. or its material properties or assets;

          (2) Subject to approval of the shareholders of Cyber Utah and Cyber U.S., violate any provision of the articles or certificate of incorporation or by-laws of Cyber U.S.; or

          (3) Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Cyber U.S. or any of its properties or assets.

     4.6 LITIGATION. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to Cyber U.S.'s knowledge, threatened against Cyber U.S., or which involves any of the business, or the properties or assets of Cyber U.S. that, if adversely resolved or determined, would have a material adverse effect on Cyber U.S. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a material adverse effect.

     4.7 FILINGS, CONSENTS AND APPROVALS. Except for any filings required by applicable securities laws, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Cyber U.S. of the transactions contemplated by this Agreement or to enable Cyber U.S. to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

                                    SECTION 5
                          SURVIVAL AND INDEMNIFICATION

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants made by the parties shall survive the Closing for a period of six (6) months from the Closing Date.

     5.2 INDEMNIFICATION BY STOCKHOLDERS. The Stockholders, jointly and severally, agree to indemnify Cyber U.S. and its officers, directors, shareholders, employees, agents and affiliates (other than the Stockholders themselves) in respect of, and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Stockholders contained in this Agreement.

     5.3 INDEMNIFICATION BY CYBER U.S. Cyber U.S. agrees to indemnify the Stockholders in respect of, and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Cyber U.S. contained in this Agreement.

     5.4 PROCEDURES FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS. Whenever indemnification is sought under this Section 5 in connection with a claim or demand brought by a third party, the party seeking indemnification ( the "Indemnitee") will promptly notify the party from whom indemnification is sought (the "Indemnitor"), specifying the nature of such claims, the amount or estimated amount of such claim and attaching copies of all relevant information concerning the underlying claim of liability. Within ten days of receipt of such notice, the Indemnitor will notify the Indemnitee promptly whether it disputes its indemnification obligation. If the indemnification obligation is not so disputed, the Indemnitor, at the option of the Indemnitee, will, at the Indemnitor's cost and expense, defend any such claim. If the Indemnitee so elects for the Indemnitor to defend any claim, the Indemnitor will have full control over the conduct of such proceeding, although the Indemnitee will have the right to retain legal counsel at its own expense and will have the right to approve any settlement of any claim, provided that such approval may not be withheld unreasonably. If the Indemnitee does not elect for the Indemnitor to assume the defense of such claim, the Indemnitee will have the right to defend the claim at the reasonable cost and expense of the Indemnitor. The Indemnitor will not be obligated to indemnify the Indemnitee with respect to such third party claim to the extent that the Indemnitor's ability to defend has been irreparably prejudiced by the failure or delay of the Indemnitee to give Indemnitor the notice required by this Section 5.4. Any dispute of an indemnification obligation under this Agreement may be resolved by litigation in a court of competent jurisdiction.

     5.5 PROCEDURES FOR INDEMNIFICATION FOR NON-THIRD PARTY CLAIMS. If any Indemnitee has a claim under Section 5 against any Indemnitor that does not involve a third party claim as described in Section 5.4 above, the Indemnitee will promptly notify the Indemnitor of such claim, specifying the nature of such claim and the amount of any loss incurred by the Indemnitee. The failure by any Indemnitee to give such notice will not impair such party's rights under this Agreement except to the extent that the Indemnitor demonstrates that it has been irreparably prejudiced thereby. If the Indemnitor notifies the Indemnitee that it does not dispute the claim described in such notice or fails to notify the Indemnitee within 30 days its receipt of such notice, the loss in the amount specified in the notice will be conclusively deemed a liability of the Indemnitor under Section 5 and the Indemnitor will pay the amount of such loss to the Indemnitee on demand. If the Indemnitor has timely disputed its liability with respect to such claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within 60 days after the Indemnitors receipt of the initial claim notice, such dispute may be resolved by litigation in a court of competent jurisdiction.

     5.6 INDEMNIFICATION FOR FEES AND COMMISSIONS. Each party to this Agreement is responsible for paying any broker, finder or investment banker that is entitled to receive any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such party and indemnifies and holds harmless the other parties from any such fees or commissions.

                                   SECTION 6
                            MISCELLANEOUS PROVISIONS

     6.1 ACTIONS BY STOCKHOLDERS. Any action or remedy of the Stockholders under this Agreement, including without limitation, a request for arbitration or indemnification, must be exercised jointly by the Stockholders.

     6.2 EFFECTIVENESS OF REPRESENTATIONS. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.

     6.3 TERMINATION. This Agreement may be terminated at any time prior to the Closing of the transactions contemplated hereby by:

          (a)  Mutual agreement of Cyber U.S. and Stockholders;

          (b) Cyber U.S., if there has been a breach by Cybernet or Stockholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Cybernet or Stockholders that is not cured, to the reasonable satisfaction of Cyber U.S., within ten business days after notice of such breach is given by Cyber U.S. (except that no cure period will be provided for a breach by Cybernet or Stockholders that by its nature cannot be cured);

          (c) Stockholders, if there has been a breach by Cyber U.S. of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Cyber U.S. that is not cured by the breaching party, to the reasonable satisfaction of Stockholders, within ten business days after notice of such breach is given by Stockholders (except that no cure period will be provided for a breach by Cyber U.S. that by its nature cannot be cured);

          (d) Cyber U.S. or Stockholders, if the transactions contemplated by this Agreement have not been consummated prior to August 15, 1997, unless the parties agree to extend such date; or

          (e) Cyber U.S. or Stockholders if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the transactions contemplated by this Agreement has become final and nonappealable.

     6.4 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 6.3, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations. Upon termination of this Agreement, each party will, upon request, destroy all documents, work papers and other materials of the other parties relating to the transaction contemplated by this Agreement, whether obtained before or after execution of this Agreement.

     6.5 FURTHER ASSURANCES. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement and to further structure the transactions contemplated hereby as may be necessary to comply with applicable laws.

     6.6 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     6.7 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Cyber U.S. and the Cybernet mutually determine. Unless consented to by Cyber U.S. in advance or required by law, prior to the Closing Cybernet will keep this Agreement strictly confidential and may not make any disclosure of this

Agreement to any person or entity. Cybernet and Cyber U.S. will consult with each other concerning the means by which the Cybernet's employees, customers, and suppliers and others having dealings with the Cybernet will be informed of the transactions contemplated by this Agreement, and Cyber U.S. will have the right to be present for any such communication.

     6.8 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Cyber U.S., the Principal Stockholders and Cybernet will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Cyber U.S. and Cybernet to maintain in confidence, and not use to the detriment of another party or Cybernet any written, oral, or other information obtained in confidence from another party or Cybernet in connection with this Agreement or the transactions contemplated hereby, unless
(a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by legal proceedings. If the Closing is not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     6.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     6.10 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument and signed by the party granting such extension or waiver.

     6.11 ENTIRE AGREEMENT. This Agreement, the exhibits, schedules attached hereto and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. The Offer to Purchase between New Century Technologies Corporation (now, Cyber U.S.) and the Stockholders dated April 3, 1997 is expressly superseded and terminated by this Agreement.

     6.12 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.13 NOTICES. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, fax with electronic confirmation of delivery, nationally-recognized overnight courier company that is able to provide proof or receipt of delivery, or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

     If to Cybernet or the
     Principal Stockholders:  Andreas Eder
                                   Cybernet Internet -
                                   Dienstleistungen AG
                                   Stefan-George-Ring 19
                                   D-81929 Munich, Germany
                                   Tel: 49-89-993-150
                                   Fax: 49-89-993-15-199

     With a copy to:          Dr. Hubert Besner
                                   Besner, Kreifels, Weber
                                   Widenmayerstr 41
                                   80538 Munich, Germany
                                   Tel: 49-89-21-99-920
                                   Fax: 49-89-21-99-9233

     If to Cyber U.S.:        Mr. Norman Wareham
                                   Suite 1818
                                   1177 West Hastings Street
                                   Vancouver, British Columbia V6E 2K3
                                   Canada
                                   Tel: 604-683-9161
                                   Fax: 604-687-6755

     With a copy to:          Powell, Goldstein, Frazer & Murphy
                                   1001 Pennsylvania Avenue, N.W.
                                   Sixth Floor South
                                   Washington, D.C. 2004
                                   Attention: Michael H. Chanin
                                   Tel: 202-624-7235
                                   Fax: 202-624-7222

     All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch and (d) in the case of mailing, on the third business day following mailing.

     6.14 HEADINGS. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     6.15 BENEFITS. None of the provisions of this Agreement is or will be construed as for the benefit of or enforceable by any person not a party to this Agreement.

     6.16 ASSIGNMENT. This Agreement may not be assigned by any party, by operation of law or otherwise.

     6.17 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of Delaware applicable to contracts made and to be performed therein, without regard to conflicts of laws principles.

     6.18 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     6.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     6.20 FAX EXECUTION. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

     6.21 NON-COMPETITION. Without the prior approval of Cyber U.S., during a period of 5 years after the Closing Date, no Stockholder and no companies in which such Stockholder maintains a proprietary interest (other than companies in which a stockholder has an interest of less than 1%) shall directly or indirectly compete with or assist in the competition with Cybernet as to the present subject matter of Cybernet and the present area of its business. The company's business area within the meaning of this covenant shall be Europe and the United States of America and the subject matter of its business within the meaning of this covenant shall be the provision of Internet access and related services to commercial and business entities. For every case of a violation of the covenant not to compete the defaulting Stockholder shall pay a contractual penalty of DM 100,000 to Cyber U.S. Each period of 2 weeks of a continued violation shall be deemed an independent case of violation. The right to claim damages for breach of contract or specific enforcement shall not be effected by the payment of the contractual penalty. The amount of the contractual penalty will be credited to the amount of damages.


                         [SIGNATURES ON FOLLOWING PAGE]

EXECUTED on June 11, 1997.


Cybernet Internet Services International, Inc.



By: /s/ David Lehmberg
    --------------------
    Name: David Lehmberg
    Title: President

                                        Shares of             Shares of
STOCKHOLDERS:                        Cybernet Stock       Cyber U.S. Stock
Cybermind Interactive Europe AG      --------------     ---------------------

By:
   ----------------------------          320,000        5,160,000 Preferred B
   Name:                                                  600,000 Preferred A
   Title:


-------------------------------           30,000          483,750 Common
Rudolf Strobl                                              56,250 Preferred A




-------------------------------           10,000          161,250 Common
Roland Manger                                              18,750 Preferred A



-------------------------------           40,000          645,000 Common
Thomas Schulz                                              75,000 Preferred A



-------------------------------          140,000        2,257,500 Common
Andreas Edef                                              262,500 Preferred A



-------------------------------          100,000        1,612,500 Common
Holger Timm                                               187,500 Preferred A

     EXECUTED on June 11, 1997.

Cybernet Internet Services International, Inc.



By:
     -------------------------------------
     Name:
     Title:



                                      Shares of           Shares of
STOCKHOLDERS:                      Cybernet Stock      Cyber U.S. Stock
                                   --------------      ----------------
Cybermind Interactive Europe AG


By:       /s/ Holger Timm
    ----------------------------       320,000       5,160,000 Preferred B
    Name: Holger Timm                                 600,000 Preferred A
    Title: President


       /s/ Rudolf Strobl
--------------------------------        30,000          483,750 Common
Rudolf Strobl                                            56,250 Preferred A



      /s/ Roland Manger
--------------------------------        10,000          161,250 Common
Roland Manger                                            18,750 Preferred A



     /s/ Thomas Schulz
--------------------------------        40,000          645,000 Common
Thomas Schulz                                           75,000 Preferred A



      /s/ Andreas Eder
--------------------------------       140,000        2,257,500 Common
Andreas Eder                                            262,500 Preferred A



        /s/ Holger Timm
--------------------------------       100,000        1,612,500 Common
Holger Timm                                             187,500 Preferred A

                     EXHIBIT A TO STOCK PURCHASE AGREEMENT
                  FORM OF PREFERRED SHARE RESOLUTION, SERIES A

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
           CERTIFICATE TO DESIGNATION, PREFERENCES AND RIGHTS OF THE
                            SERIES A PREFERRED STOCK

     Cybernet Internet Services International, Inc., a Delaware corporation (the "Corporation"), submits the following Certificate of Designation in accordance with Section 151 of the Delaware General Corporation Law.

     The undersigned certifies that pursuant to the authority conferred upon the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted resolutions providing for the establishment of a series of preferred stock consisting of 1,200,000 shares, with a par value of $0.001 and designated as the "Series A Preferred Stock" (the "Series A Preferred Stock"), which resolutions are set forth below in their entirety;

     NOW, THEREFORE, IT IS RESOLVED, that the Corporation's Board of Directors approves the designation of a series of preferred shares of the Corporation consisting of 1,200,000 shares with a par value of $0.001, to be designated as the "Series A Preferred Stock." The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series A Preferred Stock will be as set forth in the attached Schedule A which is incorporated herein and made a part hereof by this reference.

     FURTHER, RESOLVED, that the President and the Secretary of the Corporation, are each authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge, file and record with the appropriate officials at the office of the Secretary of State of the State of Delaware, a certificate of designation setting forth a copy of these resolutions and such additional information as required by Section 151 of the Delaware General Corporation Law.

     FURTHER, RESOLVED, that the proper officers of the Corporation are authorized and directed to take all such other actions and to execute, deliver and file all such further documents, certificates, notices or instruments as may be required or as such officers may deem necessary or appropriate in furtherance of or in connection with the foregoing resolutions and to effectuate fully the purposes and intents thereof.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the undersigned has caused the execution of this Certificate of Designation on ____________, 1997.






                                        _________________________________
                                        President

ATTEST:


____________________________
Secretary

                                   SCHEDULE A

                CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
         RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                            SERIES A PREFERRED STOCK

     The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series A Preferred Stock (the "Series A Preferred Stock") of Cybernet Internet International Services, Inc., a Delaware corporation (the "Corporation"), are as follows:

     A. Issuance. The Series A Preferred Stock will be issued to shareholders of Cybernet Internet-Dienstleistungen AG, a German stock corporation, as partial consideration for the purchase of all of the shares thereof.

     B. Dividends. The holders of the Series A Preferred Stock will be entitled to receive out of the surplus or net profits of the Corporation legally available for dividends whether or not declared, dividends at a rate equal to U.S. $0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the Corporation, other than the Series B and Series C Preferred Stock of the Corporation, or on the common stock of the Corporation. Commencing for the fiscal year beginning on January 1, 1998, the dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. Any dividends paid on the Series A Preferred Stock in an amount less than the total amount of dividends at the time payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

     The dividends on the Series A Preferred Stock will not be cumulative, so that if for any period the surplus or net profit of the Corporation are not sufficient to allow payment of the dividend, only that portion as to which surplus or net profits are sufficient, if any, shall be paid and any dividend not so payable shall not accrue. Following payment of the dividends on the Series A Preferred Stock, the holders of the Series A preferred stock shall share pari passu on a per share basis in the distribution of any dividends by the Corporation with the holders of shares of the common stock of the Corporation and shares of any other class of stock of the Corporation entitled to share therein.

     C. No Voting Rights. The holders of the Series A Preferred Stock are not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the Corporation, except as is otherwise required by the laws of the State of Delaware.

     D. Redemption and Put. The shares of Series A Preferred Stock may be redeemed by the Corporation at any time after January 1, 2000, upon ten (10) days prior written notice (the "Redemption Notice") to the holder thereof of the Corporation's intention to redeem the Series A Preferred Stock at a redemption price of one share of the common stock of the Corporation for each share of Series A Preferred Stock plus any unpaid dividends earned thereon through the date of redemption; provided that all and not less than all of the shares of Series A Preferred Stock are so redeemed and provided further that if the Corporation has not redeemed the Series A Preferred Stock by December 31, 2002, a holder of Series A Preferred Shares may at any time commencing January 1, 2002, require the Corporation to purchase all of the shares of the Series A Preferred Stock held by him for a purchase price of $3.00 per share plus any dividends earned but unpaid on such shares.

     E. Conversion. A holder of Series A Preferred Stock may convert each share held by him into one share of the common stock of the Corporation upon ten (10) days written notice to the Corporation; provided, however, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series A Preferred Shares held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series A Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

     F. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Series A Preferred Stock will be entitled to be paid the sum of U.S.$3.00 per share plus an amount equal to any unpaid earned dividends before any amount is paid to the holder of any other series of preferred stock other than the Series B Preferred Stock of the Corporation or the common stock of the Corporation. After payment of these amounts to the holders of the Series A Preferred Stock, the remaining assets of the Corporation will be distributed to the holders of the common stock, subject to any other preferences granted to the holders of any other series of preferred stock as created by the Board of Directors of the Corporation prior to such time.

     G. Preemptive Rights. The holders of the Series A Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Corporation by virtue of their holding the Series A Preferred Stock.

     H. Transferability. The Series A Preferred Stock may not be transferred by the holder except in compliance with applicable securities laws.

     I. Variation of Rights. Any amendment to the Articles of Incorporation of the Corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series A Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series A Preferred Stock will be entitled to vote separately as a class.

     J. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series A Preferred Stock, the Series A Preferred Stock will not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth above in this Certificate of Designation, as the same may be amended and/or restated from time to time.

                     EXHIBIT B TO STOCK PURCHASE AGREEMENT
                  FORM OF PREFERRED SHARE RESOLUTION, SERIES B

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
           CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE
                            SERIES B PREFERRED STOCK

     Cybernet Internet Services International, Inc., a Delaware corporation (the "Corporation"), submits the following Certificate of Designation in accordance with Section 151 of the Delaware General Corporation Law.

     The undersigned certifies that pursuant to the authority conferred upon the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted resolutions providing for the establishment of a series of preferred stock consisting of 1,200,000 shares, with a par value of $0.001 and designated as the "Series B Preferred Stock" (the "Series B Preferred Stock"), which resolutions are set forth in their entirety:

     NOW, THEREFORE, IT IS RESOLVED, that the Corporation's Board of Directors approves the designation of a series of preferred shares of the Corporation consisting of 5,160,000 shares with a par value of $0.001, to be designated as the "Series B Preferred Stock." The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series B Preferred Stock will be as set forth in the attached Schedule A which is incorporated herein and made a part hereof by this reference.

     FURTHER, RESOLVED, that the President and the Secretary of the Corporation, are each authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge, file and record with the appropriate officials at the office of the Secretary of State of the State of Delaware, a certificate of designation setting forth a copy of these resolutions and such additional information as required by Section 151 of the Delaware General Corporation Law.

     FURTHER, RESOLVED, that the proper officers of the Corporation are authorized and directed to take all such other actions and to execute, deliver and file all such further documents, certificates, notices or instruments as may be required or as such officers may deem necessary or appropriate in furtherance of or in connection with the foregoing resolutions and to effectuate fully the purposes and intents thereof.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the undersigned has caused the execution of this Certificate of Designation on ________________ , 1997.





                                          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                                          President


ATTEST:

XXXXXXXXXXXXXXXXXXXXXXXX

Secretary

                                   SCHEDULE A

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
         RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                            SERIES B PREFERRED STOCK

     The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series B Preferred Stock (the "Series B Preferred Stock") of Cybernet Internet International Services, Inc., a Delaware corporation (the "Corporation"), are as follows:

     A. ISSUANCE. The Series B Preferred Stock will be issued to shareholders of Cybernet Internet-Dienstleistungen AG, a German stock corporation, as partial consideration for the purchase of all of the shares thereof.

     B. DIVIDENDS. The holders of the Series B Preferred Stock will be entitled to receive out of the surplus or net profits of the Corporation legally available for dividends whether or not declared, dividends at a rate equal to U.S. $0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the Corporation, other than the Series C Preferred Stock of the Corporation, or on the common stock of the Corporation. Commencing for the fiscal year beginning on January 1, 1998, the dividend on the Series B Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. Any dividends paid on the Series B Preferred Stock in an amount less than the total amount of dividends at the time payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

     The dividends on the Series B Preferred Stock will not be cumulative, so that if for any period the surplus or net profit of the Corporation are not sufficient to allow payment of the dividend, only that portion as to which surplus or net profits are sufficient, if any, shall be paid and any dividend not so payable shall not accrue. Following payment of the dividends on the Series B Preferred Stock, the holders of the Series B Preferred Stock shall share pari passu on a per share basis in the distribution of any dividends by the Corporation with the holders of shares of the common stock of the Corporation and shares of any other class of stock of the Corporation entitled to share therein.

     C. VOTING RIGHTS. The holders of the Series B Preferred Stock are entitled to receive notice of and vote on any matter that is the subject of a vote of the stockholders of the Corporation in the same manner and with the holders of the common stock of the Corporation, except as is otherwise required by the laws of the State of Delaware.

     D. REDEMPTION. The shares of Series B Preferred Stock may be redeemed by the Corporation at any time after January 1, 2000, upon ten (10) days prior written notice (the "Redemption Notice") to the holder thereof of the Corporation's intention to redeem the Series B Preferred Stock at a redemption price of one share of the common stock of the Corporation for each share of Series B Preferred Stock plus any unpaid dividends earned thereon through the date of redemption; provided that all and not less than all of the shares of Series B Preferred Stock are so redeemed.

     E. CONVERSION. A holder of Series B Preferred Stock may convert each share held by him into one share of the common stock of the Corporation upon ten
(10) days written notice to the Corporation; provided, however, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series B Preferred Shares held by the holder may be converted commencing January 1 2001; and (5) any conversion may not be for less than all of the Series B Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

     F. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Series B Preferred Stock will be entitled to be paid the sum of U.S.$3.00 per share plus an amount equal to any unpaid earned dividends before any amount is paid to the holder of any other series of preferred stock other than the Series B Preferred Stock of the Corporation or the common stock of the Corporation. After payment of these amounts to the holders of the Series B Preferred Stock, the remaining assets of the Corporation will be distributed to the holders of the common stock, subject to any other preferences granted to the holders of any other series of preferred stock as created by the Board of Directors of the Corporation prior to such time.

     G. PREEMPTIVE RIGHTS. The holders of the Series B Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Corporation by virtue of their holding the Series B Preferred Stock.

     H. TRANSFERABILITY. The Series B Preferred Stock may not be transferred by the holder except in compliance with applicable securities laws.

     I. VARIATION OF RIGHTS. Any amendment to the Articles of Incorporation of the Corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series B Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series B Preferred Stock will be entitled to vote separately as a class.

     J. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series B Preferred Stock, the Series B Preferred Stock will not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth above in this Certificate of Designation, as the same may be amended and/or restated from time to time.

                     EXHIBIT C TO STOCK PURCHASE AGREEMENT
                  FORM OF PREFERRED SHARE RESOLUTION, SERIES C

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
           CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE
                            SERIES C PREFERRED STOCK

     Cybernet Internet Services International, Inc., a Delaware corporation (the "Corporation"), submits the following Certificate of Designation in accordance with Section 151 of the Delaware General Corporation Law.

     The undersigned certifies that pursuant to the authority conferred upon the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted resolutions providing for the establishment
of a series of preferred stock consisting of      shares, with a par value of
$0.001 and designated as the "Series C Preferred Stock" (the "Series C Preferred Stock"), which resolutions are set forth below in their entirety:

     NOW, THEREFORE, IT IS RESOLVED, that the Corporation's Board of Directors approves the designation of a series of preferred shares of the Corporation
consisting of      shares, with a par value of $0.001, to be designated as the
"Series C Preferred Stock." The rights, powers privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series C Preferred Stock will be as set forth in the attached Schedule A which is incorporated herein and made a part hereof by this reference.

     FURTHER, RESOLVED, that the President and the Secretary of the Corporation, are each authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge, file and record with the appropriate officials at the office of the Secretary of State of the State of Delaware, a certificate of designation setting forth a copy of these resolutions and such additional information as required by Section 151 of the Delaware General Corporation Law.

     FURTHER, RESOLVED, that the proper officers of the Corporation are authorized and directed to take all such other actions and to execute, deliver and file all such further documents, certificates, notices or instruments as may be required or as such officers may deem necessary or appropriate in furtherance of or in connection with the foregoing resolutions and to effectuate fully the purposes and intents thereof.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the undersigned has caused the execution of this Certificate of Designation on ________________, 1997.



                                                           XXXXXXXXXXXXXXXXXXXXX

                                                           President


ATTEST:

XXXXXXXXXXXXXXXXXXXXXX

Secretary

                                   SCHEDULE A

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
         RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                            SERIES C PREFERRED STOCK

     The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series C Preferred Stock (the "Series C Preferred Stock") of Cybernet Internet International Services, Inc., a Delaware corporation (the "Corporation"), are as follows:

     A. ISSUANCE. The Series C Preferred Stock will be issued to subscribers of the Series C Preferred Stock upon receipt of a fully executed and delivered subscription agreement ("Subscription Agreement") and receipt of the monies under the terms of the Subscription Agreement. One share of Series C Preferred Stock will be issued for each U.S.$5.50 received from the subscriber.

     B. DIVIDENDS. The holders of the Series C Preferred Stock will be entitled to receive out of the surplus or net profits of the Corporation, dividends at a rate equal to 8% per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock or on the common stock of the Corporation. Dividends will begin to accrue on January 1, 1998. Commencing for the fiscal year beginning on January 1, 1998, the dividend on the Series C Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. Any dividends paid on the Series C Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

     The dividends on the Series C Preferred Stock will be cumulative, so that if for any period the dividend is not paid, the right to such dividend will accumulate, and all arrears so accumulated will be paid before any dividends are paid to any other series of preferred stock or the common stock of the Corporation.

     C. VOTING RIGHTS. The holders of the Series C Preferred Stock are not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the Corporation, except as otherwise required by the laws of the State of Delaware.

     D. REDEMPTION AND EXCHANGE. The Shares of Series C Preferred Stock may be redeemed by the Corporation at any time upon ten (10) days prior written notice (the "Redemption Notice") to the holder thereof of the Corporation's intention to redeem the Series C Preferred Stock at a redemption price of 100% of the purchase price paid to the Corporation for such shares plus any unpaid accrued dividends thereon through the date of redemption so long as prior to the date of redemption the following has occurred:

          1. The Corporation must have offered to exchange on the terms set forth below (the "Exchange Offer") each share of Series C Preferred Stock for (a) one share of the Corporation's voting common stock par value U.S. $0.001 per share (the "Common Stock"), plus (b) one warrant ("Warrant") to purchase the number of shares of Common Stock equal in the aggregate to one-half the number of shares of Common Stock received in the Exchange Offer, which Warrant will be exercisable at any time through the first anniversary of the date of issuance of the Warrant at a purchase price equal to U.S.$7.50 per share. The Exchange Offer will remain open for at least twenty (20) days; and

          2. A registration statement under the Securities Act of 1933, as amended, must be in effect registering the issuance of the Common Stock and Warrants pursuant to the Exchange Offer.

     E. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Series C Preferred Stock will be entitled to be paid the sum of U.S.$5.50 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of preferred stock or the common stock of the Corporation. After payment of these amounts to the holders of the Series C Preferred Stock, the remaining assets of the Corporation will be distributed to the holders of the common stock, subject to any other preferences granted to the holders of any other series of preferred stock as created by the Board of Directors of the Corporation prior to such time.

     F. Preemptive Rights. The holders of the Series C Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Corporation by virtue of their holding the Series C Preferred Stock.

     G. Transferability. The Series C Preferred Stock may not be transferred by the holder and any attempted transfers will not be recognized by the Corporation or its stock transfer agent.

     H. Variation of Rights. Any amendment to the Articles of Incorporation of the Corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series C Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series C Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series C Preferred Stock will be entitled to vote separately as a class.

     I. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series C Preferred Stock, the Series C Preferred Stock will not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth above in this Certificate of Designation, as the same may be amended and/or restated from time to time.

                       DISCLOSURE SCHEDULES FOR SECTION 3
                          THE STOCK PURCHASE AGREEMENT

                            Disclosure Schedule 3.5

                             [previously provided]

                            Disclosure Schedule 3.6

                                      None

                            Disclosure Schedule 3.7

              Agreement with AimQuest Corp., dated March 19, 1997,
                        which consent is being obtained

                            Disclosure Schedule 3.8

              None except as disclosed in Disclosure Schedule 3.7

                            Disclosure Schedule 3.17

                            Disclosure Schedule 3.10

1. Agreement with Info AG dated 11 July 1996

2. Agreement with European Computer Industry Research Center dated 5/11
   Feb. 1997

3. Agreement with Microsoft Corp. dated 6 Sept./11 Oct. 1996

4. Agreement with Spider Technologies Inc. dated 29 Aug. 1996

5. Agreement with AimQuest Corp. dated 19 March 1997

6. Agreement with Merisel GmbH dated 8 Oct. 1996

7. Agreement with Sun Microsystems GmbH dated 1 Dec. 1996

No other material agreements.

Consent is required under the agreement with AimQuest Corp., which consent is being obtained.

                            Disclosure Schedule 3.11
             None except as disclosed in Disclosure Schedule 3.10.


                            Disclosure Schedule 3.12
                      Lease Agreement Between Cybernet and
                       KG Bayerische Hausbau GmbH und Co.
                          dated February 29, 1996 and
                    Addendum No. 1 and Addendum No. 2 thereto.

                            Disclosure Schedule 3.13
                                      None

                            Disclosure Schedule 3.15
                                      None

                            Disclosure Schedule 3.16
                                      None

                            Disclosure Schedule 3.18
                                 See Attached.

                            Disclosure Schedule 3.19
                                 See Attached.

                            Disclosure Schedule 3.20
                                      None

                            DISCLOSURE SCHEDULE 3.5

                            Financial Statements of
                     Cybernet Internet-Dienstleistungen AG

                                    Cybernet
                          Internet-Dienstleistungen AG
                                     Berlin
                              Financial Statements
                 For the years ended December 31, 1996 and 1995

                         [COOPERS & LYBRAND LETTERHEAD]

                                                                 NMM - 9584

To the Shareholders of Cybernet Internet-Dienstleistungen AG

                       Report of Independent Accountants

1. We have audited the accompanying balance sheets of Cybernet Internet-Dienstleistungen AG as of December 31, 1996 and December 31, 1995 and the related statements of income, retained earnings and cash flows for the years then ended, which have been prepared on the basis of accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3. In our opinion, the financial statements described in the first paragraph present fairly, in all material respects, the financial position of Cybernet Internet-Dienstleistungen AG as of December 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 28, 1997

Coopers & Lybrand
Wirtschaftsprufungsgesellschaft GmbH
(Illegible signature)

                     CYBERNET Internet-Dienstleistungen AG
                                     Berlin

                   Statement of Income and Retained Earnings
                      for the two years ended December 31
--------------------------------------------------------------------------------

                                                     1996         1995
                                                      DM           DM
                                                -------------   ---------
REVENUES:
Hardware and software                              223.913,49
Services                                           243.893,49
                                                -------------   ---------
        Total sales and revenues                   467.806,98        0,00

COSTS AND EXPENSES:
Cost of sales and revenues                         552.112,75
Marketing                                          261.838,31
General and administrative                         402.205,09    5.285,86
Interest expense, net                                3.161,83       13,07
Other expenses                                     290.964,65
                                                -------------   ---------
        Total costs and expenses                 1.510.282,63    5.298,93

LOSS BEFORE TAXES                               -1.042.475,65   -5.298,93
Income tax credit                                  611.000,00
                                                -------------   ---------
NET LOSS                                          -431.475,65   -5.298,93
Retained deficit at beginning of year               -5.298,93        0,00
                                                -------------   ---------
RETAINED DEFICIT AT END of YEAR                   -436.774,58   -5.298,93
                                                =============   =========
NET LOSS PER COMMON SHARE                               -1,47       -0,26
                                                =============   =========

    The accompanying notes are an integral part of the financial statements.

                     CYBERNET Internet-Dienstleistungen AG
                                     Berlin

                        Balance Sheets as of December 31

ASSETS                                                                                        LIABILITIES AND STOCKHOLDERS' EQUITY
__________________________________________________________________________________________________________________________________


                                  1996              1995                                                    1996             1995
                                   DM                DM                                                      DM               DM
                                  ----              ----                                                    ----             ----

Current assets:                                               Current liabilities:

  Cash and cash equivalents         43.362,14     70.446,82    Short term borrowings                       111.762,07
  Short-term investments           705.409,00                  Trade accounts payable                      351.973,43
  Trade accounts receivable
    (net of allowances
    DM 23,500.00)                  285.325,27                  Other accrued liabilities                    54.075,84      1.600,00
  Other receivables                131.653,49     25.854,25    Deferred revenue                              9.598,00
  Prepaid expenses and other
    current assets                  16.492,37                  Accrued personnel costs                     127.207,51
                                 ------------     ----------                                              -----------    ----------
    Total current assets         1.182.242,27     96.301,07       Total current liabilities                654.616,85      1.600,00

Property and equipment, net        782.874,00          0,00    Long-term liabilities

                                                                Deferred income taxes                      466.000,00          0,00

Other assets:                                                 Stockholders' equity:
  Product development costs, net   663.894,00
  Software licenses                197.832,00                   Common stock                               100.000,00    100.000,00
  Deferred income taxes          1.077.000,00                   Other Stocks issued and fully  paid in   3.100.000,00
                                 ------------     ---------     Additional paid-in capital                  20.000,00
    Total other assets           1.938.726,00          0,00
                                                                Accumulated deficit                       -436.774,58     -5.298,93
                                                                                                         ------------    ----------
                                                                   Total stockholders' equity            2.783.225,42     94.701,07

                                 ------------     ---------                                              ------------    ----------
                                 3.903.842,27     96.301,07                                              3.903.842,27     96.301,07
                                 ============     =========                                              ============    ==========




    The accompanying notes are an integral part of the financial statements.

                     CYBERNET Internet-Dienstleistungen AG
                                     Berlin
                            Statements of Cash Flows

                                                       1996           1995
for the two Years Ended December 31,                    DM             DM
------------------------------------                   ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                        -431.475,65       -5.298,93

  Adjustments to reconcile net income to net cash provided by operating activities:

  Deferred tax credit                             -611.000,00

  Depreciation and amortization                     56.583,21

  Amortization of purchased and capitalized
   software                                         14.926,66

  Provision for losses on accounts receivable       23.500,00


  Changes in operating assets and liabilities

  Trade accounts receivable                       -308.825,27

  Other receivables                               -105.799,24      -25.854,25

  Prepaid expenses and other current assets        -16.492,37

  Trade accounts payable                           351.973,43

  Other accrued expenses and liabilities            52.475,84        1.600,00

  Deferred revenue                                   9.598,00

  Accrued personnel costs                          127.207,51
                                                   ----------
   Total adjustments                              -405.852,23      -24.254,25
                                                   ----------      ----------

   Net Cash used in operating activities          -837.327,88      -29.553,18
                                                   ----------      ----------

  CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of short-term investments             -705.409,00

   Purchase of property and equipment             -839.457,21

   Product development costs                      -663.894,00

   Purchase of capitalized software               -212.758,66
                                                   ----------      ----------

     Net Cash used in investing activities      -2.421.518,87            0,00

  CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from issue of common stock, net      3.120.000,00      100.000,00

   Proceeds from short term borrowings             111.762,07
                                                 ------------      ----------

     Net Cash provided by financing activities   3.231.762,07      100.000,00
                                                --------------     ----------

  NET DECREASE/INCREASE IN CASH AND CASH
    EQUIVALENTS                                    -27.084,68       70.446,82

  Cash and Cash Equivalents at Beginning of Year    70.446,82            0,00
                                                    ---------      ----------

  CASH AND CASH EQUIVALENTS AT END OF YEAR          43.362,14       70.446,82
                                                    ---------      ----------

The accompanying notes are an integral part of the financial statements.

                     CYBERNET Internet-Dienstleistungen AG
                                     Berlin

                   Statement of Income and Retained Earnings
                      for the two years ended December 31

--------------------------------------------------------------------------------

                                                       1996           1995
                                                       US $           US $
                                                       ----           ----
REVENUES:

Sales and service revenues                           144.460,32

Other revenues                                       157.350,64
                                                     ----------     ----------

     Total sales and revenues                        301.810,96           0,00


COST AND EXPENSES:

Cost of sales and revenues                           356.201,77

Marketing                                            168.927,94

General and administrative                           259.487,16       3.410,23

Interest expense, net                                  2.039,90           8,43

Other expenses                                       187.719,13
                                                     ----------      ---------

     Total costs and expenses                        974.375,90       3.418,66


LOSS BEFORE TAXES                                   -672.564,94      -3.418,66

Income tax benefit                                   394.193,55
                                                     ----------      ---------

NET LOSS                                            -278.371,39      -3.418,66

Retained deficit at beginning of year                 -3.418,66           0,00
                                                     ----------      ---------

RETAINED DEFICIT AT END OF YEAR                     -281.790,05      -3.418,66
                                                     ==========      =========

NET LOSS PER COMMON SHARE                                 -0.95          -0,17
                                                     ==========      =========

The accompanying notes are an integral part of the financial statements.

                     CYBERNET Internet-Dienstleistungen AG
                                     Berlin

                        Balance Sheets as of December 31


ASSETS
-------------------------------------------------------------
                                         1996          1995
                                         US $          US $
                                     ------------   ---------
Current assets:

  Cash and cash equivalents             27.975,57   45.449,56
  Short-term investments               455.102,58
  Trade accounts receivable
   (net of allowances US $15.161,29)   184.080,82
  Other receivables                     84.937,74   16.680,16
  Prepaid expenses and other
   current assets                       10.640,24
                                     ------------   ---------
     Total current assets              762.736,95   62.129,72

Property and equipment, net            505.080,00        0,00

Other assets:

  Product development costs, net       428.318,71
  Software licenses                    127.633,55
  Deferred income taxes                694.838,71
                                     ------------   ---------
     Total other assets              1.250.790,97        0,00
                                     ------------   ---------
                                     2.518.607,92   62.129,72
                                     ============   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------

                                         1996          1995
                                         US $          US $
                                     ------------   ---------
Current liabilities:

  Short term borrowings                 72.104,56        0,00
  Trade accounts payable               277.079,63        0,00
  Other accrued liabilities             34.887,64    1.032,26
  Deferred revenue                       6.192,26        0,00
  Accrued personnel costs               82.069,36        0,00
                                     ------------   ---------
     Total current liabilities         422.333,45    1.032,26

Long-term liabilities

  Deferred income taxes                300.645,16        0,00

Stockholders' equity:

  Common stock                          64.516,13   64.516,12
  Other Stocks issued and fully
    paid in                          2.000.000,00        0,00
  Additional paid-in capital            12.903,23        0,00
                                                         0,00
  Accumulated deficit                 -281.790,05   -3.418,66
                                     ------------   ---------
                                     1.795.629,31   61.097,46
                                     ------------   ---------
     Total stockholders' equity      2.518.607,92   62.129,72
                                     ============   =========

    The accompanying notes are an integral part of the financial statements.

                     CYBERNET Internet-Dienstleistungen AG
                                     Berlin
                            Statements of Cash Flows

                                                1996           1995
for the two Years Ended December 31,            US $           US $
----------------------------------------------------------------------
Cash Flows from Operating Activities:

  Net loss                                   -278.371,39     -3.418,66

  Adjustments to reconcile net income to
    net cash provided by operating
    activities:

  Deferred tax credit                        -394.193,55
  Depreciation and amortization                36.505,30
  Amortization of purchased and
    capitalized software                        9.630,10
  Provision for losses on accounts
    receivable                                 23.500,00

  Changes in operating assets and
    liabilities
  Trade accounts receivable                  -207.580,82
  Other receivables                           -68.257,58    -16.680,16
  Prepaid expenses and other current
    assets                                    -10.640,24
  Trade accounts payable                      227.079,63
  Other accrued expenses and liabilities       33.855,38      1.032,26
  Deferred revenue                              6.192,26
  Accrued personnel costs                      82.069,36
----------------------------------------------------------------------
     Total adjustments                        -261.840,16   -15.647,90
----------------------------------------------------------------------
     Net Cash used in operating activities    -540.211,55   -19.066,56
----------------------------------------------------------------------
Cash Flows from Investing Activities:
  Purchase of short-term investments          -455.102,58
  Purchase of property and equipment          -541.585,30
  Product development costs                   -428.318,71
  Purchase of capitalized software            -137.263,65
----------------------------------------------------------------------
     Net Cash used in investing activities  -1.562.270,24         0,00

Cash Flows from Financing Activities:

  Proceeds from issue of common stock, net   2.012.903,24    64.516,12
  Proceeds from short term borrowings           72.104,56
----------------------------------------------------------------------
     Net Cash provided by financing
       activities                            2.085.007,80    64.516,12
----------------------------------------------------------------------
Net Decrease/Increase in Cash and
  Cash Equivalents                             -17.473,99    45.449,56
Cash and Cash Equivalents at Beginning
  of Year                                       45.449,56         0,00
----------------------------------------------------------------------
Cash and Cash Equivalents at End of Year        27.975,57    45.449,56
----------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1.   ORGANISATION

     Cybernet AG, founded 1995 by three experienced industry experts, has established its headquarters in Munich, Germany, and today is offering a full spectrum of Internet- and Intranet-related telecommunication and systems integration services to corporate customers.

     Today, corporations interested in reducing costs or increasing revenues through the use of Internet or Intranet technology have to use the services of an array of vendors: telecommunication carriers, Internet access providers, multimedia agencies, system integrators, firewall vendors, database designers and specialists for encryption and electronic mail (email). Cybernet AG is uniquely positioned as a full-service provider of all the services related to the utilization of related business applications around the Internet and Intranet. Cybernet AG's portfolio includes:

       system integration, building customer-specific applications and networks access to state-of-the-art network with 120 access locations for leased lines and 35 access locations (end-of-the-year:80) for fast modems, and ISDN fast Internet access to the German Internet exchange, other
         European cities, and MAE-East (U.S.)

       virtual private networks for corporations and "virtual Internet providers"

       value-added services (international roaming, Internet fax services, and in the future, telephony and videoconferencing)

       security-related products and services (firewalls, secure virtual private networks, encrypted email)

       electronic commerce (catalogs, secure electronic payment)

       software development tools for Java (host-integration)

       training

     Whereas most competitors address only part of the customer requirements, Cybernet AG is able to build a lasting customer relationship by providing a larger variety of higher-value services. Other competitors focus on the consumer Internet access market, whereas Cybernet AG is focused serving the corporate market. The company believes that in the medium to long term professional use of the Internet and Intranets is a much more valuable segment of the market than others, e.g. running consumer online services. The U.S. market for Internet services provides clear evidence for this assumption.

     In the first year Cybernet AG not only succeeded in attracting a lot of talent to build up an operational organization and technical infrastructure, but also started to serve strategically important corporate customers: e.g. GZS (Gesellschaft fur Zahlungssysteme) Germany's only MasterCard credit card processor; Commerzbank, Germany's third largest bank; START, the largest nationwide network for the travel industry, and others. The company focuses on projects that utilize both its system integration and nationwide networking capabilities. Also, Cybernet AG positions itself as a main provider for electronic commerce solutions by working with credit card companies. VeriFone, and providers of so-called Merchant Server software (e.g. Microsoft). At the industry's largest trade show, CeBIT'97 in Hannover, Cybernet AG demonstrated the first fully operational online shop based on Microsoft Merchant Server.

2.   BASIS OF PRESENTING FINANCIAL STATEMENTS

     The Company maintains its accounts and records in Deutsche Mark in accordance with accounting principles and practices generally accepted in Germany. The accompanying financial statements have been prepared from the Jahresabschlubss (financial statements) as required by German Handelsgesetzbuch. Certain modifications have been made in the accompanying financial statements in order to present them in a form which is in accordance to US GAAP.

     The accompanying statements are expressed in Deutsche Mark and solely for the convenience of the reader, have been translated into US $ at 1,55 DM =
     1.00 US $, the approximate rate of exchange on December 31, 1996. The translation should not be construed as a representation that Deutsche Mark have been, could have been or could in the future be, converted into US $ at the above or any other rate.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION Revenues from network services are recognized over the period services are provided. Other revenues, consisting principally of the sale of merchandise (mainly EDP-hardware), data network services, production services, and development and licensing fees are recognized as services are rendered or the product is shipped. Deferred revenue consists primarily of monthly subscription fees billed in advance.

     PROPERTY AND EQUIPMENT Property and equipment are recorded at cost and depreciated or amortized using the straight-line methode over the estimated useful life of the asset, which ranges from 4 years (EDP-hardware) to 10 years (furniture). Software license fees with net unamortized values of DM 197,832.00 (US $ 127,633.55) are included in other assets. Amortization expense for the year ended December 31, 1996 was DM 14,926.66 (US $9,630.00).

     PRODUCT DEVELOPMENT COSTS The Company capitalizes costs incurred for the production of computer software used in the sale of its services. Costs capitalized include direct labor and related overhead for software produced by the Company and the costs of software purchased from third parties. All costs in the software development process that are classified as research and development are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, such costs are capitalized until the software is commercially available. Amortization is provided on a product-to-product basis, using the greater of the straight-line method or current year revenue as a percentage of total revenue estimates for the related software product, not to exceed four years, commencing the month after the date of product release.

     CASH AND CASH EQUIVALENTS The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     SHORT TERM INVESTMENTS In accordance to Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholder's equity.

     Realized gains losses and declines in value judged to be other than temporary on available-for-sale securities are included in other income. The company has classified all debt and equity securities as available-for-sale. At December 31, 1996 the estimated fair value of available-for-sale securities approximated cost.

     NET LOSS PER COMMON SHARE Net loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period.

     USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


4.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                   December 31, 1996
                                                  US $           DM

     Computer equipment                        308.808,00     478.652,84
     Leasehold improvements                     30.546,00      47.346,65
     Furniture and fixtures                    202.231,00     313.457,72
                                               -------------------------
                                               541.585,00     839.457,21
     Less accumulated depreciation and
       amortization                             36.505,00      56.583,21
                                               -------------------------
     Net Property and equipment                505.080,00     782.874,00
                                               -------------------------

5.   LEASES

     The company leases facilities and equipment under long-term operating leases. Future minimum payments under noncancelable operating leasing with initial terms of one year or more are as follows:

                                                  US $           DM

     Year ending December 31
     1997                                      106.015,00     164.324,00
     1998                                      114.890,00     178.080,00
     1999                                      120.272,00     186.421,00
     2000                                      112.742,00     174.750,00
     2001                                      115.974,00     179.760,00
     Thereafter                                      0,00           0,00
                                               -------------------------
                                               569.893,00     883.335,00
                                               =========================

     The company's rental expense under operating leases in the year ended December 31, 1996 totaled approximately DM 87.588,00 (US $56.508,39).

6.   COMMITMENTS COMMUNICATION NETWORKS

     The Company has guaranteed monthly usage levels of data and voice communications with one of its vendors. The remaining commitments are as follows:

                                                  US $           DM

     Year ending December 31
     1997                                      277.463,00     430.068,00
     1998                                      277.463,00     430.068,00
     1999                                      208.097,00     322.551,00


     The related expense for the year ended December 31, 1996 was DM 79.658,00 (US $51.392,00)


7.   CAPITAL ACCOUNTS

     COMMON STOCK At December 31, 1996, the Company's authorised share capital was 20.000 common shares of DM 5,00 (US $3,23) par value. 20.000 shares were issued and outstanding.

     INCREASE OF CAPITAL At extraordinary meetings held on February 15, 1996 and on September 13, 1996 the Company's shareholders approved amendments and restatements of the certificate of incorporation that authorized the future issuance of 180.000 shares and 440.000 shares of common stock DM 5,00 (US $3,23) par value. According to German Law the increase of capital becomes valid, when it is registered in the Handelsregister (German Register of Companies). This registration is still outstanding. Although the shares still are unissued the subscribers paid in fully during 1996.

8.   INCOME TAXES

     Tax Rate

     The following is reconciliation of the statutory German income tax rate to the financial statement effective tax rate:

                                                              1996
     German federal income tax rate
       Korperschaftsteuer                                     45.0%
       Solidartratszuschlag                                    3.4%
     German trade tax, net of federal income tax benefit      10.2%
                                                             -----
     Effective tax rate                                       58.6%
                                                             -----


     Tax Expense/Credit
     ------------------
     The tax credit for the year can be analysed as follows:

                                                      US $              DM
     Tax currently payable                            0,00            0,00
     Deferred tax credit                        394.193,53      611.000,00
                                                ----------      ----------
                                                394.193,53      611.000,00
                                                ----------      ----------

     Deferred income taxes are provided in accordance with SFAS 109 on differences in the treatment of income and expense item for financial reporting and income tax purposes, primarily relating to depreciation of Property and Equipment and to product development costs.

     As of December 31, 1996 the company has net tax loss carryforwards of approximately DM 1.835.000,00. For tax purposes these losses will be available to offset future taxable income.

     Deferred income tax reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

     Year ending December 31                          US $              DM
     Deferred tax liabilities
     -------------------------
     Product development costs                  428.387,00      664.000,00
     Depreciation and amortization               75.484,00      117.000,00
     Other                                        9.032,00       14.000,00
                                              ------------    ------------
     Total temporary differences                512.903,00      795.000,00

     Net deferred tax liabilities               300.645,00      466.000,00
                                              ============    ============
     Deferred tax Assets
     -------------------
     net operating loss carryforwards         1.186.452,00    1.839.000,00

     Total deferred tax assets                  694.839,00    1.077.000,00
                                              ============    ============

9.   SOFTWARE DEVELOPMENT COSTS

     Costs of DM 284.525,44 (US $ 183.564,80) incurred in developing software to a stage where its technological feasibility was established have been expensed as incurred.

                       DISCLOSURE SCHEDULES 3.7 AND 3.10

                        Filings, Consents and Approvals
                      Material Contracts and Transactions

                     [BESNER - KREIFELS - WEBER LETTERHEAD]

Michael H. Chanin, Esq.
Powell, Goldstein, Frazer & Murphy LLP
1001 Pennsylvania Avenue, N. W.

Washington, D.C. 20004-2505


via Telefax                                                             Munchen,
001 - 202 624 7222                                                    13.06.1997
2 pages                                                           06-97/96003-06
                                                                           HB/AB

Stock Purchase Agreement
Cybernet Internet-Dienstleistungen AG
Supplement to Disclosure Schedules 3.7 and 3.10

Dear Michael,

I make reference to our telephone conversation of earlier today. As already discussed with Patrick Biagosch on Wednesday Disclosure Schedules 3.7 and 3.10 of the Stock Purchase Agreement have to be supplemented as follows:

Disclosure Schedule 3.7:

"Notice and public announcement in accordance with Section 20 German Stock Corporation Act"

Disclosure Schedule 3.10:

"8.  Employment Agreement with a new member of the Vorstand"

9. Agreement with Holger Timm providing a loan to Cybernet in the amount of DM 1.2 Mio."

To confirm the above mentioned supplements please have this letter countersigned on behalf of Cyber U.S. and return the signed letter by fax.

With kind regards
BESNER KREIFELS WEBER

/s/ Hubert Besner
Dr. Hubert Besner
Rechtsanwalt

                                                      We agree to the foregoing:


                                                              __________
                                                              Cyber U.S.

Disclosure Schedule 3.10:

"8.   Employment Agreement with a new member of the Vorstand"

9. Agreement with Holger Timm providing a loan to Cybernet in the amount of DM 1.2 Mio."

To confirm the above mentioned supplements please have this letter countersigned on behalf of Cyber U.S. and return the signed letter by fax.

With kind regards
BESNER KREIFELS WEBER

/s/ Dr. Hubert Besner
--------------------------------
    Dr. Hubert Besner
Rechtsanwalt

                                        We agree to the foregoing

                                        /s/ XXXXXXXXXXXXXXXX
                                        -----------------------------
                                            Cyber U.S.

                 [PUNDER, VOLHARD, WEBER & AXSTER LETTERHEAD]


By fax
Mr. Michael H. Chanin
Powell, Goldstein, Frazer & Murphy LLP
1001 Pennsylvania Avenue
N.W. 6th Floor

Washington DC 2004                                                June 19, 1997
USA                                                     934.51-0.12 88.a-fer/uk

STOCK PURCHASE AGREEMENT
CYBERNET INTERNET DIENSTLEISTUNGEN AG
SUPPLEMENT TO DISCLOSURE SCHEDULES 3.7 AND 3.10

Dear Mike,

I refer to a telefax of Hubert Besner dated June 18, 1997, we received together with several enclosures.

With regard to the content of Dr. Besner's fax of June 18, 1997, we have the following comments:

1. LOAN AGREEMENT

     We were provided with a copy of a handwritten loan agreement
(Darlehensvertrag) between Cybernet Internet Dienstleistungen AG ("Cybernet") and Holger Timm, dated May 30, 1997 (hereinafter the "Loan Agreement).


                              [PUNDER GROUP LOGO]

1.1  Content of the Loan Agreement
     -----------------------------

     The Loan Agreement roughly has the following content: Holger Timm has provided a short-term interest-free loan of an amount of 1,200,000 DM to Cybernet AG on May 30, 1997. The loan has been received by Cybernet in full. The loan amount shall be repaid on July 31, 1997, the latest. If repayment has not been made until the aforementioned date, the conditions of the Loan Agreement shall be renegotiated. Part of the loan amount shall be repaid before July 1, 1997 by loans of other shareholders.

     The signatures to the contract are only partly legible: The legible ones read "Holger Timm", "A. Eder" (signed twice).


1.2  Remarks
     -------

     Due to the Loan Agreement being handwritten and the signatures applied only partly legible, we are not in a position to assess whether the Loan Agreement is binding for Cybernet. This may be the case e.g. if Mr. A. Eder, presently member of Cybernet's management board, who has signed the Loan Agreement twice, has acted with power of attorney granted by another member of the management board. According to the commercial register extract, each of the members of the Board of Management is entitled to represent the company jointly with another member of the Board or jointly with a holder of a registered power of procuration (Prokura).

     As the Loan Agreement is concluded for a limited period of time, a termination with notice (ordentliche Kundigung) is not permitted. Both parties remain, however, entitled to terminate the agreement for good cause.

     The agreement is in accordance with Art. 57 para 2 Stock Corporation Act (Aktiengesetz, in the following "AktG"), prohibiting any promise of interest or payment of interest to shareholders, in order to prevent a hidden repayment of their capital contributions. As Mr. Timm has only granted an interest-free loan, Art. 57 para 2 AktG is not violated by the Loan Agreement. It should be noted that in case of non-repayment of Cybernet in due time, the renegotiation of the conditions of the Loan Agreement may also not provide for interest payment.

     Please note that Art 57 para 1 sentence 1 AktG generally prohibits the return of their capital contributions to the shareholders. German jurisdiction considers the repayment of shareholders' loans replacing registered capital under certain conditions as a hidden return of shareholders' contributions. If an "entrepreneurially engaged" (unternehmerisch Beteiligter) shareholder grants such a capital replacement loan, the repayment of the loan in a period of financial crisis for the company is considered a violation of Art. 57 para 1 sentence 1 AktG.

     An "entrepreneurial engagement" of a shareholder is generally assumed if the respective shareholder holds more than 25% of the voting shares of the company. Now Mr. Timm estimatedly only holds about 6.4% of the company's shares. German jurisdiction does, however, not exclude that an entrepreneurial engagement of a shareholder can be given also in case additional circumstances lead to the conclusion that the respective shareholder exerts entrepreneurial influence despite his relatively low share. Whether such circumstances are given in this case, we are not in a position to assess.

     Neither are we in a position to assess whether Cybernet is presently or might in the near future find itself in a financial crisis which would prohibit the repayment of the loan given by Mr. Timm.


2.   EMPLOYMENT AGREEMENT

     We were provided with a copy of an employment agreement between Cybernet and Dr. Alessandro Giacalone dated April 28 and May 15, 1997 (hereinafter the "Employment Agreement").


2.1  Content
     -------

     Art. 1 stipulates that Mr. Giacalone has been appointed as a member of the management board (Mitglied des Vorstandes) of Cybernet upon decision of Cybernet's supervisory board (Aufsichtsrat). The appointment is valid for the duration of three years dating from the date of acceptance of this appointment by Mr. Giacalone. Mr. Giacalone is entitled to represent Cybernet together with another member of the management board or a holder of a registered power of procuration (Prokura).

Mr. Giacalone shall be responsible for the business areas research and development as well as communication services. The following items require the prior approval of the company's supervisory board:

- Acquisition, establishment or sale of other enterprises as well as participation in other enterprises.

- Acquisition, sale or encumbrance of real property, of rights similar to real property (grundstucksahnlichen Rechten) or rights to real property.

- Contracts of Cybernet AG with its shareholders or persons close to the shareholders and conclusion, amendment or termination of enterprise agreements (Untemehmensvertragen).

Art. 1(3) contains a prohibition of any additional occupation for Mr. Giacalone without prior approval of the supervisory board of Cybernet.

The duration of the Employment Agreement shall be three years, beginning with the date of acceptance of the appointment as member of the management board. The Agreement shall be prolongated automatically for another two years, if not expressly excluded before by written declaration of the supervisory board.

Mr. Giacalone shall be entitled to terminate the Agreement upon notice six months in advance (Art. 2(2)).

If Mr. Giacalone shall, during the duration of the Agreement, become perpetually unable to work (dauernd arbeitsunfahig), the Agreement shall be terminated by the end of the month in which the perpetual unability to work is acknowledged. This perpetual unability to work shall be assumed if Mr. Giacalone has been, for reasons of health, unable to resume his activities for more than six months and the recuperation of his working ability cannot be expected within further six months.

As remuneration, Mr. Giacalone shall receive a yearly salary of 225,000 DM. Cybernet shall additionally pay half of the health insurance fees of Mr. Giacalone (Art. 3).

According to Art. 4, Mr. Giacalone shall enjoy a yearly vacation of 30 working days.

      Mr. Giacalone shall keep confidential all business related affairs of Cybernet also for the time after the termination of the Employment Agreement. Furthermore, he may not use business secrets or other affairs of Cybernet for his own purposes (Art. 5).

      According to Art. 6 ?? documentation and other results of the activity of Mr. Giacalone related to the employment activities of Mr. Giacalone for Cybernet, shall be the sole property (alleiniges Eigentum) of Cybernet. Cybernet shall be solely entitled to all intellectual property rights thereto. The provisions of the Act on Employee Inventions (arbeitnehmererfindungsgesetz, hereinafter "ArbEG") are applicable.

      Art. 6(2) stipulates that, upon termination of the Employment Agreement, Mr. Giacalone shall return all documentation and other work results including copies and other data carriers related to Cybernet in his position. Mr. Giacalone shall not have any right of retention (Zuruckbehaltungsrecht) with regard to this documentation etc.

2.2   Remarks

2.2.1 Rights and Obligations, Power of Attorney

      The limitations of Mr. Giacalone's power of attorney are fairly common. Missing is an amount limitation for the acceptance of loans or the granting of security.

2.2.2 Non-Competition

         The prohibition of any additional occupation contained in Art.1(3) does include a prohibition of competition for the duration of the Employment Agreement. Please note that ????? prohibition of competing activities ????? ????? agreed ????? ????? certain period of time after the termination of an Employment Agreement, subject, however, to the special circumstances of the employment relationship. Furthermore ??? prohibition to participate in or hold shares of enterprises competing with Cybernet is missing.

2.2.3     Termination

          The notice period for Mr. Giacalone's termination declaration in Art. 2 (2) is not overly long. Apart from this termination with notice, both parties remain entitled to a termination without notice for good cause.

2.2.4     Remuneration

          The remuneration amount in Art. 3 (1) refers to remuneration before tax and social security payments (Bruttogehalt).

2.2.5     Working Results

          With regard to the working results of Mr. Giacalone, Art. 6 (1) provides for a far reaching ownership by Cybernet of intellectual property rights. Art. 6 (1) does, however, stipulate the applicability of the ArbEG. The ArbEG contains provisions on the procedure of acquisition of employee inventions by the employer as well as certain rules for dispute resolution in cases of conflict.

2.2.6     Documentation

          The obligation of Mr. Giacalone to return to Cybernet all documentation, working results and other data carriers related to Cybernet upon termination of the Employment Agreement is fairly common.

I hope the above is helpful to you. Please do not hesitate to contact me if you have any further questions.


Yours sincerely,

/s/ Patrick Biagosch
--------------------
(Patrick Biagosch)

                            DISCLOSURE SCHEDULE 3.18

                          OTHER INTELLECTUAL PROPERTY

                            Disclosure Schedule 3.18


Anmeldungen:

1. Deutsche Wortmarke "CYBER NET"
   Akt.-Z.: 395 28 921.1


2. Schweizer Wortmarke "CYBERNET"
   Akt.-Z.: 08270/1996 von 08.11.1996


3. Euro-Wortmarke "CYBERNET"
   Akt.-Z.: 314 427


4. Schweizer Bildmarke "Cybernet - Der Business Provider"
   Akt.-Z.: 08275/1996


5. Euro Bildmarke "Cybernet - Der Business Provider"
   Akt.-Z.: 433 094

                            DISCLOSURE SCHEDULE 3.19
                                   Insurance

                            DISCLOSURE SCHEDULE 3.19

                                   [TO COME]

                     DISCLOSURE SCHEDULE 4.1, 4.3, and 4.6

                           RESTATED NOTICE AND PROXY









                                   SEE TAB 10

                            DISCLOSURE SCHEDULE 4.2
                            -----------------------

                            Financial Statements of
                 Cybernet Internet Services International, Inc.
            (formerly known as New Century Technologies Corporation)

                            DISCLOSURE SCHEDULE 4.2

        CAPITALIZATION OF CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                            (based on common shares)

               New Century                           Cybernet Internet Services
       Technologies Corporation                          International, Inc.
                 (NCTC)                                        (CISI)

Original Shareholders

              166,891 shares (1)

Reg D Offering

            9,380,000
            ---------
            9,546,891 shares

Merger of NCTC and CISI                                  9,546,891 shares
                                                         ----------------

Acquisition of all shares of                            11,520,000
          Cybernet                                       5,160,000 common shares
                                                         1,200,000 Series A
                                                                Preferred Shares
                                                         5,160,000 Series B
                                                                Preferred Shares
Issuance of Series C Preferred Shares and                1,500,000 (2)
           subsequent exchange                           ------------

Total                                                   22,566,891 shares

--------------------
(1) Includes 5,000 shares issued to Dr. Robert Moore under a settlement agreement. Also, includes 20,000 shares claimed by Dr. S.E. Beladi under an agreement with Cyber Utah which have not been issued and are in dispute.

(2) Assumes that 1,500,000 Series C Preferred Shares are issued and subsequently exchanged for 1,500,000 common shares. Does not include possible subsequent exercise of warrants to purchase 750,000 common shares which warrants are intended to be included in the exchange offer for the Series C Preferred S Shares.

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                   FOR THE PERIOD ENDED FEBRUARY 28, 1997 AND
               FOR THE YEARS ENDED AUGUST 31, 1996, 1995 AND 1994

                                    CONTENTS

Independent Auditors' Report.................................................. 3
Balance Sheets................................................................ 4
Statements of Operations...................................................... 5
Statements of Stockholders' Equity............................................ 6
Statements of Cash Flows...................................................... 9
Notes to the Financial Statements.............................................11

                      [JONES, JENSEN & COMPANY LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
New Century Technologies Corporation
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheets of New Century Technologies Corporation (a development stage company) as of February 28, 1997 and August 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the periods then ended February 28, 1997, August 31, 1996, 1995 and 1994 and from inception on September 27, 1983 through February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Century Technologies Corporation (a development stage company) as of February 28, 1997 and August 31, 1996 and 1995, and the results of its operations and its cash flows for the periods ended February 28, 1997, August 31, 1996, 1995 and 1994 and from inception on September 27, 1983 through February 28, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has no operating capital and has had no operations that together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jones, Jensen & Company
Jones, Jensen & Company
March 29, 1997

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS

                                                                         AUGUST 31,
                                                FEBRUARY 28,     --------------------------
                                                   1997              1996          1995
                                               ------------      -----------    -----------
CURRENT ASSETS
  Cash                                         $    59,785       $    --        $    --
                                               -----------       -----------    -----------
    Total Current Assets                            59,785       $    --        $    --
                                               -----------       -----------    -----------
    TOTAL ASSETS                               $    59,785       $    --        $    --
                                               ===========       ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                             $     3,901       $     3,716    $     3,716
  Accrued expense                                   18,060            15,560         10,560
  Taxes payable                                      1,015               400            300
  Notes payable -- shareholder
    (Notes 3 and 6)                                 50,000            50,000         50,000
                                               -----------       -----------    -----------
    Total Current Liabilities                       72,976            69,676         64,576
                                               -----------       -----------    -----------
COMMITMENT AND CONTINGENCY (Note 5)                 --                --             --
                                               -----------       -----------    -----------
STOCKHOLDERS' EQUITY
  Common Stock $.001 par value,
    50,000,000 shares authorized,
    141,891 shares outstanding at
    February 28, 1997; 106,867 shares
    outstanding at August 31, 1996 and 1995            142               107            107
  Additional paid-in capital                     1,812,089         1,745,310      1,745,310
  Loss accumulated during the
    development stage                           (1,825,422)       (1,815,093)    (1,809,993)
                                               -----------       -----------    -----------
    Total Stockholders' Equity                     (13,191)          (69,626)       (64,576)
                                               -----------       -----------    -----------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                     $    59,785       $    --        $    --
                                               ===========       ===========    ===========


   The accompanying notes are an integral part of these financial statements

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                            Statements of Operations

                                                                                           From
                               For The                                                 Inception on
                              Six Months                                               September 27,
                                Ended            For the Years Ended August 31,        1983 Through
                             February 28,     ------------------------------------     February 28,
                                 1997           1996        1995           1994            1997
                             ------------     -------     --------     -----------     -------------
LOSS FROM DISCONTINUED
  OPERATIONS                   $(10,329)      $(5,100)    $(45,100)    $(1,512,294)     $(1,825,422)
                               ========       =======     ========     ===========      ===========

WEIGHTED AVERAGE
  LOSS PER SHARE (Note 1)      $  (0.07)      $ (0.05)    $  (0.42)    $    (15.07)
                               ========       =======     ========     ===========


   The accompanying notes are an integral part of these financial statements

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                       Statements of Stockholders' Equity
         From inception on September 27, 1983 through February 28, 1997

                                                                                       Loss
                                                                                    Accumulated      Total
                                                 Common Stock        Additional     During the       Stock-
                                               -----------------      Paid-in       Development     holders'
                                               Shares     Amount      Capital          Stage         Equity
                                               ------     ------     ----------     -----------     --------
Issuance of 883 shares for $3.40 per share
  in October 1983                                 834       $1         $ 2,999        $      -      $  3,000

Issuance of 8,333 shares for $3.60 per share
  in October 1985 from public offering          8,333        8          29,992               -        30,000

Costs of public offering                            -        -          (6,324)              -        (6,324)

Net loss from inception through August 31,
  1987                                              -        -               -         (23,599)      (23,599)
                                                -----       --         -------        --------      --------

Balance, August 31, 1987                        9,167        9          26,667         (23,599)        3,077

Net loss for the year ended August 31,
  1988                                              -        -               -          (4,256)       (4,256)
                                                -----       --         -------        --------      --------

Balance, August 31, 1988                        9,167        9          26,667         (27,855)       (1,179)

Net loss for the year ended August 31,
  1989                                              -        -               -            (100)         (100)

                                                -----       --         -------        --------      --------

Balance, August 31, 1989                        9,167        9          26,667         (27,955)       (1,279)

Payments of accounts payable by
  shareholder                                       -        -           1,179               -         1,179

Net loss for the year ended August 31,
  1990                                              -        -               -            (100)         (100)
                                                -----       --         -------        --------      --------

Balance, August 31, 1990                        9,167        9          27,846         (28,055)         (200)

Net loss for the year ended August 31,
  1991                                              -        -               -            (100)         (100)
                                                -----       --         -------        --------      --------

Balance, August 31, 1991                        9,167       $9         $27,846        $(28,155)     $   (300)
                                                -----       --         -------        --------      --------


   The accompanying notes are an integral part of these financial statements

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                       Statements of Stockholders' Equity
         From inception on September 27, 1983 through February 28, 1997


                                                                                  LOSS
                                                                               ACCUMULATED           TOTAL
                                       COMMON STOCK             ADDITIONAL      DURING THE           STOCK-
                                   ------------------------      PAID-IN       DEVELOPMENT          HOLDERS'
                                    SHARES         AMOUNT        CAPITAL          STAGE             EQUITY
                                   ---------      ---------     -----------   ---------------    -------------

Balance forward                        9,167        $    9       $   27,846      $ (28,155)        $     (300)

Net loss for the year
 ended August 31, 1992                    --            --               --         (3,205)            (3,205)
                                   ---------      ---------     -----------   ---------------    --------------

Balance, August 31, 1992               9,167             9           27,846        (31,360)            (3,505)

Issuance of shares to
 former directors for
 consulting services                     833             1              165             --                166

Issuance of shares for
 cash in August 1993                   1,630             2          165,998             --            166,000

Issuance of shares for
 services rendered and
 inventory                            48,420            48          394,623             --            394,671

Issuance of shares for
 cash in August 1993                     550             1           12,499             --             12,500

Net loss for the year
 ended August 31, 1993                    --            --               --       (221,239)          (221,239)
                                   ---------      ---------     -----------    --------------   ----------------

Balance, August 31, 1993              60,600            61          601,131       (252,599)           348,593

Issuance of shares for cash           41,017            41        1,042,184             --          1,042,225

Issuance of shares for
 services                              1,250             1           62,499             --             62,500

Returned to authorized                (2,500)           (3)            (497)            --               (500)

Net loss for the year
 ended August 31, 1994                    --            --               --     (1,512,294)        (1,512,294)
                                   ---------      ---------    ------------    --------------   ----------------

Balance, August 31, 1994             100,367        $  100       $1,705,317    $(1,764,893)       $   (59,476)
                                   ---------      ---------    ------------    --------------   ----------------


   The accompanying notes are an integral part of these financial statements

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                       Statements of Stockholders' Equity
         From inception on September 27, 1983 through February 28, 1997


                                                                                  LOSS
                                                                               ACCUMULATED           TOTAL
                                         COMMON STOCK           ADDITIONAL      DURING THE           STOCK-
                                   ------------------------      PAID-IN       DEVELOPMENT          HOLDERS'
                                     SHARES        AMOUNT        CAPITAL          STAGE             EQUITY
                                   ---------      ---------     -----------   -------------      -------------
Balance, August 31, 1994             100,367        $100         $1,705,317    $(1,764,893)        $(59,476)

Issuance of shares
  for cash at $5.00 per share          5,000           5             24,995         --               25,000

Issuance of shares for
  services at $10.00 per share         1,500           2             14,998         --               15,000

Net loss for the year
  ended August 31, 1995                --            --              --            (45,100)         (45,100)
                                     -------        ----         ----------    -----------         --------
Balance, August 31, 1995             106,867         107          1,745,310     (1,809,993)         (64,576)

Net loss for the year
  ended August 31, 1996                --            --              --             (5,100)          (5,100)
                                     -------        ----         ----------    -----------         --------
Balance, August 31, 1996             106,867         107          1,745,310     (1,815,093)         (69,676)

Payments of accounts
  payable by shareholder               --            --               1,814         --                1,814

Issuance of shares for cash
  at $1.86 per share                  35,000          35             64,965         --               65,000

Fractional shares resulting
  from 1 for 20 reverse split             24         --              --             --                --

Net loss for the period
  ended February 28, 1997              --            --              --            (10,329)         (10,329)
                                     -------        ----         ----------    -----------         --------
Balance, February 28, 1997           141,891        $142         $1,812,089    $(1,825,422)        $(13,191)
                                     =======        ====         ==========    ===========         ========

    The accompanying notes are an integral part of these financial statements

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                               From
                               For the                                     Inception on
                              Six Months                                   September 27,
                                Ended     For the Years Ended August 31,   1983 Through
                             February 28, -------------------------------  February 28,
                                1997       1996      1995        1994          1997
                              --------   -------   --------   -----------  -------------
Cash Flows From Operations

 Net loss                      $(10,329)  $(5,100)  $(45,100)  $(1,512,294)  $(1,825,382)
 Amortization                      -          -          -            -            1,877
 Decrease in inventory             -          -          -         400,000       400,000
 Decrease in other assets          -          -          -           4,000          -
 Increase in accounts payable       185       -          -           1,571          -
 Increase in accrued expenses     2,500     5,000      5,000         5,000        18,060
 Increase in taxes payable          615       100        100           100         1,015
 Shares issued for services        -          -       15,000        62,500        77,500
 Expenses paid by shareholder     1,814       -          -            -            5,595
 Bad debt - note receivable        -          -          -            -           21,099
 Loss from partnership
   interest                        -          -          -            -            2,500
                               --------   -------   --------   -----------   -----------
   Net Cash Flows Used
    From Operations              (5,215)      -      (25,000)   (1,039,123)   (1,297,736)
                               --------   -------   --------   -----------   -----------
Cash Flows From Investing
  Activities

  Organization costs              -          -          -            -           (1,877)
  Note receivable                 -          -          -            -          (21,099)
  Investment in partnership       -          -          -            -           (2,500)
                              --------   -------   --------   -----------   -----------
    Net Cash Flows Used From
      Investing Activities        -          -          -            -          (25,476)
                              --------   -------   --------   -----------   -----------
Cash Flows From Financing
  Activities

  Issuance (repayment) of
    notes payable                   -          -          -          (2,602)       47,398
  Issuance of common shares,
    net of stock offering
    costs                         65,000       -       25,000     1,042,225     1,332,238
  Stock returned to authorized      -          -          -            (500)         (500)
                                --------   -------   --------   -----------   -----------
      Net Cash Flows Provided
        by Financing Activities $ 65,000   $   -     $ 25,000   $1,039,123     $1,379,136
                                --------   -------   --------   -----------   -----------

   The accompanying notes are an integral part of these financial statements.

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                      Statements of Cash Flows (Continued)

                                                                               From
                               For the                                     Inception on
                              Six Months                                   September 27,
                                Ended     For the Years Ended August 31,   1983 Through
                             February 28, ------------------------------   February 28,
                                 1997       1996      1995        1994          1997
                               -------   -------   --------   -----------  -------------
Net Change in Cash             $59,785    $  -     $   -      $   -          $ 55,924
Cash at Beginning of Period       -          -         -          -              -
                               -------   -------   --------   -----------    ---------
Cash at End of Period          $59,785    $  -     $   -      $   -          $ 55,924
                               -------   -------   --------   -----------    ---------
Cash paid for:
  Interest                     $  -       $  -     $   -      $   -          $   -
  Income taxes                 $   400    $  -     $   -      $   -          $    700

Non-Cash Financing Activities:

  Issuance of shares for
    services                   $  -       $  -     $15,000    $62,500        $ 77,500
  Issuance of shares for
    inventory                  $  -       $  -     $   -      $   -          $400,000


   The accompanying notes are an integral part of these financial statements.

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                       Notes to the Financial Statements

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

          a. Organization

          The Company was incorporated under the laws of the State of Utah on September 27, 1983. The Company has not begun significant operations and is classified as a development stage company per Statement of Financial Accounting Standards Number 7. At a Special Meeting of the shareholders of All Time High, Inc. on July 26, 1993 the Company's name was changed to New Century Technologies Corporation.

          b. Accounting Method

          The Company's financial statements are prepared using the accrual method of accounting.

          c. Income Taxes

          There has been no provision for income taxes due to net operating losses since inception. The Company has available unused net operating loss carryforwards of approximately $1,800,000 which may be applied against future taxable income. The minimum state franchise tax has been accrued in operating expenses for each reporting period. The potential tax benefits of the net operating loss carryovers have been offset by a valuation allowance of the same amount.

          d. Loss Per Share

          The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the period.

          e. Cash and Cash Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          f. Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A Development Stage Company)
                       Notes to the Financial Statements

NOTE 2 -- COMMON SHARES REVERSE SPLIT

          At a Special Meeting of Shareholders on October 14, 1994 the Company effected a reverse stock split of its issued and outstanding shares on a one for ten (1:10) basis.

          At a Special Meeting of Shareholders on February 28, 1997 the Company effected a reverse stock split of its issued and outstanding shares on a one for twenty (1:20) basis.

          All references to shares issued and outstanding have been restated to conform to the reverse splits.

NOTE 3 -- NOTES PAYABLE SHAREHOLDER

          The Company entered into a Purchase Agreement on July 26, 1993 with Robert Moore, Jr., M.D. (Dr. Moore), a shareholder of the Company, for the purchase of parts inventories, valued at $400,000 and all assets of the Seller relating to, or used, or employed in connection with, or related to development of the RM 2000 engine. In partial payment of the purchase price the Company assumed a monthly rental on a storage facility in which the RM 2000 engine parts and components are stored, and the Company assumed phone service utilized at the storage facility. The Company also issued one hundred thousand (100,000) unregistered common shares, and a promissory note in the principle sum of fifty thousand dollars ($50,000) bearing interest at ten percent (10%) per annum and payable in full on or before December 31, 1993. An additional one hundred thousand dollars ($100,000) was due and payable upon the completion of the offer and sale of common shares to the public pursuant to Regulation D, rule 504, promulgated under the securities act of 1933, as amended. Also a royalty payable to Dr. Moore of ten cents ($0.10) per RM 2000 engine manufactured and sold would be paid. No engines were manufactured and no payments were made to Dr. Moore under the terms of the purchase agreement. During 1994 all development activities related to the engine were discontinued. The remaining inventory of parts having no value, was written off. On March 14, 1997 the Company settled all outstanding claims with Dr. Moore. (See Note 6)

NOTE 4 -- GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no operations at this time and no operating expenses. The Company is presently seeking a merger and, or acquisition candidate with ongoing operations. In the interim shareholders of the Company have committed to meeting its minimal operating costs.

NOTE 5 -- ROYALTY AGREEMENT/COMMITMENTS AND CONTINGENCIES

          The Company entered into a royalty agreement with Dr. Moore to pay ten cents ($0.10) per RM 2000 engine manufactured and sold. When the Company completed its public offering of common shares, an additional one hundred thousand dollars ($100,000) was due and payable in connection with the purchase of the RM 2000 engine parts and components from Dr. Moore. No engines were manufactured and no payments were made to Dr. Moore under the terms of the agreement. The agreement with Dr. Moore was cancelled on March 14, 1997. (See Note 6)

                      NEW CENTURY TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - SUBSEQUENT EVENTS

         On March 14, 1997, Dr. Moore signed a settlement agreement with the Company accepting 5,000 shares of the Company's unregistered common stock in full satisfaction of all amounts owed Dr. Moore by the Company under the terms of the purchase agreement. A trustee for Dr. Moore will hold the shares until they can be sold through the market. The President of the Company has personally guaranteed to pay Dr. Moore the difference if any, between the proceeds of the sale of the stock and $50,000.

         On March 3, 1997 the Company wired $45,000 to Dr. S.E. Beladi (Dr. Beladi), former President of the Company, under the terms of a settlement agreement signed by Dr. Beladi and dated February 28, 1997. In addition to the cash payment, the Company will deliver 20,000 shares of the Company's common stock to Dr. Beladi within 60 days of the signed agreement. A delay in the delivery of the stock will initiate a 5% penalty, compounded daily, until the shares are delivered. Dr. Beladi has agreed to accept the cash and stock in full satisfaction of all amounts which may be owing to him pursuant to his employment with the Company. Additionally, the President of the Company has personally guaranteed the Company's obligation to Dr. Beladi under the terms of the agreement.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
--------------------------------------------------------------------------------

                                 July 28, 1997


The Shareholders of Cybernet Internet-Dienstleistungen AG:


     Cybermind Interactive Europe AG,
     a German Corporation; and Messrs.
     Andreas Eder, Roland Manger, Thomas
     Schulz, Rudolf Strobl and Holger Timm


          Re: Assignment of Stock Purchase Agreement and Related Agreements;
              Closing Date for Stock Purchase Agreement and Financing


Gentlemen:


     By this letter, Cybernet Internet Services International, Inc., a Delaware corporation ("Cybernet Delaware"), assigns all of its interest in the Stock Purchase Agreement, dated June 11, 1997, to its parent corporation, Cybernet Internet Services International, Inc., a Utah corporation ("Cybernet Utah"), and Cybernet Utah assumes Cybernet Delaware's rights and obligations under the Stock Purchase Agreement. The terms of the Stock Purchase Agreement will remain unchanged except for the substitution of Cybernet Utah for Cybernet Delaware throughout and the substitution of Utah law for Delaware law.


     Cybernet Delaware and Cybernet Utah hereby further agree and undertake to obtain any additional consents and take any further necessary actions for Cybernet Delaware to assign and Cybernet Utah to assume all related agreements, including without limitation: (i) the Escrow Agreement, dated June 24, 1997, between Rinderknecht, Glaus & Stadelhofer and Cybernet Delaware; (ii) all Subscription Agreements executed for the purchase of Cybernet Delaware stock;
(iii) the Placement Agreement, dated June 23, 1997, between Union Capital Markets (UK) Ltd. and Cybernet Delaware. Further, Cybernet Delaware and Cybernet Utah agree to make any necessary clarifying amendments to the Private Placement Memorandum dated June 23, 1997.


     With respect to the Closing Date for the Stock Purchase Agreement, reference is made to Paragraphs 2.1 (Closing Date) and 1.5 (Financing) of the Stock Purchase Agreement. As provided therein, we propose on behalf of Cybernet Utah that the Closing Date for the Stock Purchase Agreement and related transactions and the date on which the Financing is provided by August 18, 1997, assuming shareholder approval by Cybernet Utah or on the business day after such approval if later. In addition, the date of "August 15, 1997" in Paragraph 6.3(d) of the Stock Purchase Agreement is proposed to be changed to "August 31, 1997."

Shareholders of
Cybernet Internet-Dienstleistungen AG
July 28, 1997
Page 2


     The signatures below evidence approval of the parties to the assignments by Cybernet Delaware and assumptions by Cybernet Utah described above and to adjusted dates for the Stock Purchase Agreement and the Financing as stated above.


                                   Sincerely,

                                   /s/ David Lehmberg
                                   --------------------------
                                   David Lehmberg
                                   President
                                   Cybernet Internet Services
                                    International, Inc., a Delaware corporation


ACKNOWLEDGED AND AGREED:


1. CYBERNET INTERNET SERVICES INTERNATIONAL, INC.,
        A UTAH CORPORATION


By: /s/ David Lehmberg
        -------------------------------
        David Lehmber, President
Date:


2. SHAREHOLDERS OF CYBERNET INTERNET-DIENSTLEISTUNGEN AG:

Cybermind Interactive Europe AG


By: /s/ Holger Timm                             /s/ Thomas Schulz
        -------------------------------            -----------------------------
        Holger Timm, President                      Thomas Schulz
        Date: 28 July 1997                          Date: 28 July 1997


    /s/ Andreas Eder                            /s/ Rudolf Strobl
        -------------------------------             ----------------------------
        Andreas Eder                                Rudolf Strobl
        Date:                                       Date: 28-7-97



    /s/ Roland Manger                           /s/ Holger Timm
        -------------------------------             ----------------------------
        Roland Manger                               Holger Timm
        Date:                                       Date: 28 July 1997

          [CYBERNET INTERNET SERVICES INTERNATIONAL, INC. LETTERHEAD]



                                                            August 26, 1997





The Shareholders of Cybernet Internet-Dienstleistungen AG:

     Cybermind Interactive Europe AG, a German stock corporation;
     and Messrs. Andreas Eder, Roland Manger, Thomas Schulz,
     Rudolf Strobl and Holger Timm

          Re: Second Modification to Stock Purchase Agreement

Gentlemen:

     This letter is to set forth our agreement on minor modifications of the Stock Purchase Agreement.

     1. Compliance With Utah Law. The assignment of the Stock Purchase Agreement from Cybernet Delaware to Cybernet Utah necessitates a minor modification of the description of the Series C shares involved in the private placement to comply with Utah law. With respect to the ability to transfer the shares, the original description of the Series C shares status:

     G. Transferability. The Series C Preferred Stock may not be transferred by the holder and any attempted transfers will not be recognized by the Corporation or its stock transfer agent.

     Utah law will not permit such a broad restriction on the transfer of shares. Therefore, by this letter, we amend Exhibit C of the Stock Purchase Agreement to permit greater transferability of the Series C shares. Specifically, the transferability provision of the description of the Series C shares is hereby modified to state the following:

     G. Transferability. Subject to compliance with applicable securities laws, a holder of Series C Preferred Stock may sell such stock or otherwise transfer it for valuable consideration; provided, that the Company has a right of first refusal. A holder of Series C Preferred Stock who receives a Qualified Offer to buy such stock and who wishes to sell such stock ("Offered Stock"), must promptly send a written notice to the Company ("Sale Notice"), and offer (or be deemed to have offered), to sell the Offered Stock to the Company at the same price and on the same terms as the Qualified Offer.

Shareholders of Cybernet Internet-
  Dienstleistungen AG
August 26, 1997
Page 2

     (For these purposes, a Qualified Offer is a legally enforceable written offer that is made at arm's length by a party that is not an affiliate of the holder and that is financially capable of carrying out the terms of the written offer.) The Sale Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Stock. The holder must be bound to the terms of the Qualified Offer as stated in the Sale Notice and must keep the Company informed of any material changes in the proposed transfer. The holder must also provide the Company with any other information regarding the Qualified Offer and the proposed transfer as the Company may reasonably request.

     The Company will have an option for thirty (30) days from the receipt of the Sale Notice to elect to purchase all, but not less than all, of the Offered Stock. The Company may exercise its option by sending a written notice to the holder containing a statement that it is exercising its option. The purchase price of the Offered Stock will be the price contained in the Qualified Offer. The purchase price of the Offered Stock will be paid on the same terms as the terms contained in the Qualified Offer.

     If the Company does not exercise its option to purchase the Offered Stock, the holder may sell the Offered Stock to the proposed transferee at a price and on terms and conditions no less favorable than those set forth in the Sale Notice. The Company, on the request of the holder, will provide written evidence to the holder that it has waived its option, so as to permit the transfer of the Offered Stock. If the holder fails to make the sale to the proposed transferee within thirty (30) days following the Company's waiver of its option to purchase the Offered Stock, the waiver for such sale will lapse and any subsequent proposed transfer to the proposed transferee or another transferee will be subject to the Company's right of first refusal. A transfer is consummated when the Company has been given notice that legal title to the shares of the Offered Stock has been transferred, subject to recordation on the books of the Company. Any person or entity acquiring Series C Preferred Stock will take the Offered Stock subject to any applicable securities laws.

     2. Typographical Error in Description of Series A Shares. Exhibit A to the Stock Purchase Agreement contains the descriptions of the three series of preferred shares that Cybernet Utah will issue in connection with the Stock Purchase Agreement and related private financing. Schedule A of Exhibit A, which describes the Series A shares has a typographical error in Paragraph D which should be corrected to maintain the clarity of the share description. The date "December 31, 2002" as used in Paragraph D is inserted to read "December 31, 2001."

Shareholders of Cybernet Internet-
  Dienstleistungen AG
August 26, 1997
Page 3


     3. Disclosures Pursuant to Paragraphs 4.1, 4.5 and 4.6: In preparing to consummate the Stock Purchase Agreement and related transactions, Cybernet Utah determined that certain recent corporate actions reflected in its corporate records may have been taken without following appropriate corporate governance procedures. Therefore, the shareholders meeting originally called for August 16, 1997 has been delayed until September 6, 1997 (assuming a quorum is then obtained) to permit the preparation of additional disclosures in a Restated Proxy Statement. In addition to seeking the approval from its shareholders for the transactions contemplated by the Stock Purchase Agreement, Cybernet Utah will submit additional proposals to its shareholders requesting ratification of certain actions of the Cybernet Utah directors and/or shareholders from January, 1997 to the present. These actions are detailed in the Restated Proxy Statement attached hereto and made a part hereof as Disclosure Schedule 4.1/4.3/4.6.

     4. Closing Date. With reference to Paragraphs 2.1 (Closing Date) and 1.5 (Financing) of the Stock Purchase Agreement, we propose on behalf of Cybernet Utah that, to accommodate the new date for the meeting of Cybernet Utah shareholders, the Closing Date for the Stock Purchase Agreement and related transactions and the date on which the Financing is provided be latest September 30, 1997.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

SHAREHOLDERS OF CYBERNET INTERNET-
  DIENSTIELSTUNGEN AG
AUGUST 26, 1997
PAGE 4


     The signatures below evidence approval of the parties to the Second Modification to the Stock Purchase Agreement.

                                        Sincerely,


                                        David Lehmberg
                                        President
                                        Cybernet Internet Services
                                         International, Inc., a Utah corporation


ACKNOWLEDGED AND AGREED:


CYBERMIND INTERACTIVE EUROPE AG


By:
   ----------------------------------   -------------------------------------
   Holger Timm, President               Thomas Schulz
Date:                                   Date:


-------------------------------------   -------------------------------------
Andreas Eder                            Rudolf Strobl
Date:                                   Date:


-------------------------------------   -------------------------------------
Roland Manger                           Holger Timm
Date:                                   Date:

                                   VOLLMACHT

Ich, der unterzeichmende Thomas Schulz, wohnhaft in Zweibruckenstrasse 8, 80331 Munchen, bevollmachtige hiermit Herrn Andreas Eder, mich im Zusammenhang mit dem Closing des Stock Purchase Agreements vom 11.06.1997 mit der CYBERNET Internet Services International, Inc., umfassend zu vertreten, insbesondere auch das Pooling Trust Agreement im meinem Namen abzuschliessen und meine Aktien der CYBERNET Internet-Dienstleistungen AG zu ubertragen. Herr Andreas Eder ist ermachtigz, alle in diesem Zusammenhang erforderlichen oder zweckmassigen Erklarungen abzugehen. Herr Andreas Eder ist von den Beschrankungen des Section 181 BGB befreit und ermachtigt. Untervollmacht zu erteilen.

[Illegible] den 14.8.97
-----------     -------


/s/  Thomas Schulz
-----------------------
    (Thomas Schulz)

                                   VOLLMACHT

Ich, der unterzeichmende Rudolf Strobl, wohnhaft in Friedenspromenade 49a, 81827 Munchen bevollmachtige hiermit Herrn Andreas Eder, mich im Zusammenhang mit dem Closing des Stock Purchase Agreements vom 11.06.1997 mit der CYBERNET Internet Services International, Inc., umfassend zu vertreten, insbesondere auch das Pooling Trust Agreement im meinem Namen abzuschliessen und meine Aktien der CYBERNET Internet-Dienstleistungen AG zu ubertragen. Herr Andreas Eder ist ermachtigz, alle in diesem Zusammenhang erforderlichen oder zweckmassigen Erklarungen abrugeben. Herr Andreas Eder ist von den Beschrankungen des Section 181 BGB befreit und ermachtigt. Untervollmacht zu arteilen.

[Illegible] den 14.8.97
-----------     -------


/s/ Rudolf Strobl
-----------------------
   (Rudolf Strobl)